                                                                    EXHIBIT 99.1





                              BRIDGE LOAN AGREEMENT
                                   dated as of
                               September 14, 1998
                                      among
                       KEY ENERGY GROUP, INC.,as Borrower
                  The Guarantors listed on the signature pages
                             hereto, as Guarantors
                            THE LENDERS named herein,
                        LEHMAN BROTHERS INC., as Arranger
                                       and
              LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

                       -----------------------------------

                                  $150,000,000

                                TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS.....................................................................................................1

SECTION 1.1          DEFINED TERMS.........................................................................................1
SECTION 1.2          INTERPRETATION.......................................................................................21

ARTICLE II  THE BRIDGE FACILITY...........................................................................................22

SECTION 2.1          COMMITMENTS TO MAKE BRIDGE LOANS.....................................................................22
SECTION 2.2          CONVERSION TO TERM LOANS.............................................................................22
SECTION 2.3          OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.....................................................23
SECTION 2.4          INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST...............................................23
SECTION 2.5          MANDATORY PREPAYMENT.................................................................................24
SECTION 2.6          OPTIONAL PREPAYMENT..................................................................................25
SECTION 2.7          BREAKAGE COSTS; INDEMNITY............................................................................25
SECTION 2.8          EFFECT OF NOTICE OF PREPAYMENT.......................................................................26
SECTION 2.9          PAYMENTS.............................................................................................26
SECTION 2.11         RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC...........................................................30
SECTION 2.12         CERTAIN FEES.........................................................................................31

ARTICLE III  REPRESENTATIONS AND WARRANTIES...............................................................................31

SECTION 3.1          REPRESENTATIONS AND WARRANTIES IN THE CREDIT FACILITY AND IN THE ACQUISITION AGREEMENT...............31
SECTION 3.2          ORGANIZATION; POWERS.................................................................................31
SECTION 3.3          DUE AUTHORIZATION AND ENFORCEABILITY.................................................................32
SECTION 3.4          NO CONFLICTS.........................................................................................33
SECTION 3.5          NO VIOLATIONS........................................................................................33
SECTION 3.6          CAPITAL STOCK; SUBSIDIARIES..........................................................................33
SECTION 3.7          LIENS................................................................................................34
SECTION 3.8          NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM..........................34
SECTION 3.9          GOVERNMENTAL REGULATIONS.............................................................................34
SECTION 3.10         FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.....................................................34
SECTION 3.11         FULL DISCLOSURE......................................................................................36
SECTION 3.13         ABSENCE OF PROCEEDINGS...............................................................................37
SECTION 3.14         TAXES................................................................................................37
SECTION 3.15         FINANCIAL CONDITION; SOLVENCY........................................................................37
SECTION 3.16         NO MATERIAL ADVERSE CHANGE...........................................................................37
SECTION 3.17         YEAR 2000 COMPLIANCE.................................................................................37
SECTION 3.18         USE OF PROCEEDS......................................................................................38
SECTION 3.19         SENIOR SECURED NOTES.................................................................................38

ARTICLE IV  COVENANTS.....................................................................................................38

SECTION 4.1          FINANCIAL STATEMENTS.................................................................................38
SECTION 4.2          CERTIFICATES; OTHER INFORMATION......................................................................39
SECTION 4.3          PAYMENT OF OBLIGATIONS...............................................................................40
SECTION 4.4          CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC................................................40
SECTION 4.5          MAINTENANCE OF PROPERTY; INSURANCE...................................................................40
SECTION 4.6          INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS...............................................40
SECTION 4.7          NOTICES..............................................................................................41
SECTION 4.8          ENVIRONMENTAL LAWS...................................................................................41
SECTION 4.9          FURTHER ASSURANCES...................................................................................42
SECTION 4.10         ADDITIONAL COLLATERAL................................................................................43
SECTION 4.11         CONSUMMATION OF MERGER...............................................................................45
SECTION 4.12         FINANCIAL CONDITION COVENANTS........................................................................45
SECTION 4.14         LIMITATION ON LIENS..................................................................................50
SECTION 4.15         LIMITATION ON GUARANTEE OBLIGATIONS..................................................................52
SECTION 4.16         LIMITATION ON FUNDAMENTAL CHANGES....................................................................52
SECTION 4.17         LIMITATION ON SALE OF ASSETS.........................................................................53
SECTION 4.18         LIMITATION ON RESTRICTED PAYMENTS....................................................................54
SECTION 4.19         LIMITATION ON CAPITAL EXPENDITURES...................................................................55
SECTION 4.20         LIMITATION ON INVESTMENTS, LOANS AND ADVANCES........................................................55
SECTION 4.21         LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND ORGANIZATIONAL
                     DOCUMENTATION, ETC...................................................................................57
SECTION 4.22         LIMITATION ON TRANSACTIONS WITH AFFILIATES...........................................................57
SECTION 4.23         LIMITATION ON SALES AND LEASEBACKS...................................................................58
SECTION 4.24         LIMITATION ON NEGATIVE PLEDGE CLAUSES................................................................58
SECTION 4.25         LIMITATION ON LINES OF BUSINESS......................................................................58
SECTION 4.26         LIMITATION ON CONSOLIDATED LEASE EXPENSE.............................................................58
SECTION 4.28         POST-CLOSING ACTIONS.................................................................................59
SECTION 4.29         LIMITATION ON CHANGE OF FISCAL YEAR..................................................................60

ARTICLE V  CONDITIONS.....................................................................................................60

SECTION 5.1          CORPORATE AND OTHER PROCEEDINGS......................................................................60
SECTION 5.2          CONCURRENT TRANSACTIONS..............................................................................61
SECTION 5.3          NO MATERIAL LOSS.....................................................................................62
SECTION 5.4          NO EVENT OF DEFAULT..................................................................................62
SECTION 5.5          NO CHANGES IN FINANCIAL MARKETS......................................................................62
SECTION 5.7          ESCROW AGREEMENT.....................................................................................63
SECTION 5.8          EXCHANGE NOTES.......................................................................................63
SECTION 5.9          ESCROW OF SECURITIES.................................................................................63
SECTION 5.10         DELIVERY OF OPINIONS.................................................................................63
SECTION 5.11         SOLVENCY.............................................................................................63
SECTION 5.12         PAYMENT OF FEES......................................................................................64
SECTION 5.13         NO BREACH UNDER ENGAGEMENT LETTER, COMMITMENT LETTER OR FEE LETTER...................................64
SECTION 5.14         CONSENTS AND APPROVALS...............................................................................64
SECTION 5.15         MARGIN REGULATIONS...................................................................................64
SECTION 5.16         SATISFACTORY FINANCIAL STATEMENTS....................................................................64
SECTION 5.17         REPAYMENT OF INDEBTEDNESS............................................................................64
SECTION 5.18         CONCURRENCE WITH ASSUMPTIONS.........................................................................64
SECTION 5.19         ABSENCE OF CERTAIN CHANGES...........................................................................65
SECTION 5.20         NET CAPITAL..........................................................................................65
SECTION 5.22         TERMINATION OF ENGAGEMENT LETTER.....................................................................65
SECTION 5.23         FILINGS, REGISTRATIONS AND RECORDINGS................................................................65

ARTICLE VI  TRANSFER OF THE LOANS.........................................................................................66

SECTION 6.1          TRANSFER OF THE NOTES................................................................................66
SECTION 6.2          REGISTRATION OF TRANSFER OR EXCHANGE.................................................................67
SECTION 6.3          REGISTER.............................................................................................67

ARTICLE VII  EVENTS OF DEFAULT............................................................................................67

SECTION 7.1          EVENTS OF DEFAULT....................................................................................67
SECTION 7.2          RIGHTS AND REMEDIES CUMULATIVE.......................................................................70
SECTION 7.3          DELAY OR OMISSION NOT WAIVER.........................................................................70
SECTION 7.4          WAIVER OF PAST DEFAULTS..............................................................................70
SECTION 7.5          RIGHTS OF LENDERS TO RECEIVE PAYMENT.................................................................70

ARTICLE VIII  PERMANENT SECURITIES........................................................................................70

SECTION 8.1          PERMANENT SECURITIES.................................................................................70
SECTION 8.2          ESCROWED WARRANTS....................................................................................71

ARTICLE IX  TERMINATION...................................................................................................71

SECTION 9.1          TERMINATION..........................................................................................71
SECTION 9.2          SURVIVAL OF CERTAIN PROVISIONS.......................................................................71

ARTICLE X  SUBORDINATION..................................................................................................72

SECTION 10.1         AGREEMENT TO SUBORDINATE.............................................................................72
SECTION 10.2         CERTAIN DEFINITIONS..................................................................................72
SECTION 10.3         LIQUIDATION; DISSOLUTION; BANKRUPTCY.................................................................73
SECTION 10.4         DEFAULT ON DESIGNATED SENIOR DEBT....................................................................73
SECTION 10.5         ACCELERATION OF LOANS................................................................................74
SECTION 10.6         WHEN DISTRIBUTION MUST BE PAID OVER..................................................................74
SECTION 10.7         NOTICE BY THE BORROWER...............................................................................74
SECTION 10.8         SUBROGATION..........................................................................................75
SECTION 10.9         RELATIVE RIGHTS......................................................................................75
SECTION 10.10        SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER AND THE GUARANTORS.................................75
SECTION 10.11        DISTRIBUTION OR NOTICE TO REPRESENTATIVE.............................................................75
SECTION 10.12        RIGHTS OF ADMINISTRATIVE AGENT.......................................................................76
SECTION 10.13        AUTHORIZATION TO EFFECT SUBORDINATION................................................................76
SECTION 10.14        AMENDMENTS...........................................................................................76

ARTICLE XI  GUARANTEE.....................................................................................................76

SECTION 11.1         THE GUARANTEE........................................................................................76
SECTION 11.2         SUBORDINATION OF GUARANTEE...........................................................................78
SECTION 11.3         LIMITATION ON LIABILITY..............................................................................78
SECTION 11.4         STAY OF ACCELERATION.................................................................................78
SECTION 11.5         RELEASE OF GUARANTORS................................................................................78
SECTION 11.6         LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS................................................79

ARTICLE XII  INDEMNITY....................................................................................................79

SECTION 12.1         INDEMNIFICATION......................................................................................79
SECTION 12.2         INDEMNITY NOT AVAILABLE..............................................................................79
SECTION 12.3         SETTLEMENT OF CLAIMS.................................................................................80
SECTION 12.4         APPEARANCE EXPENSES..................................................................................80
SECTION 12.5         INDEMNITY FOR TAXES, RESERVES AND EXPENSES...........................................................80
SECTION 12.6         SURVIVAL OF INDEMNIFICATION..........................................................................81
SECTION 12.7         LIABILITY NOT EXCLUSIVE; PAYMENTS....................................................................81

ARTICLE XIII  THE ADMINISTRATIVE AGENT....................................................................................81

SECTION 13.1         APPOINTMENT..........................................................................................81
SECTION 13.2         DELEGATION OF DUTIES.................................................................................82
SECTION 13.3         EXCULPATORY PROVISIONS...............................................................................82
SECTION 13.4         RELIANCE BY THE ADMINISTRATIVE AGENT.................................................................82
SECTION 13.5         NOTICE OF DEFAULT....................................................................................82
SECTION 13.6         NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS...........................................83
SECTION 13.7         INDEMNIFICATION......................................................................................83
SECTION 13.8         ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES...................................................84
SECTION 13.9         SUCCESSOR ADMINISTRATIVE AGENT.......................................................................84
SECTION 13.10        LIMITATION OF DUTIES.................................................................................84
SECTION 13.11        ADMINISTRATIVE AGENT FEE.............................................................................84

ARTICLE XIV  MISCELLANEOUS................................................................................................84

SECTION 14.1         EXPENSES; DOCUMENTARY TAXES..........................................................................84
SECTION 14.2         NOTICES..............................................................................................85
SECTION 14.3         CONSENT TO AMENDMENTS AND WAIVERS....................................................................86
SECTION 14.4         PARTIES..............................................................................................86
SECTION 14.5         NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER JURY TRIAL..........................................86
SECTION 14.6         REPLACEMENT NOTES....................................................................................87
SECTION 14.7         MARSHALLING; RECAPTURE...............................................................................87
SECTION 14.8         LIMITATION OF LIABILITY..............................................................................87
SECTION 14.9         INDEPENDENCE OF COVENANTS............................................................................87
SECTION 14.10        CURRENCY INDEMNITY...................................................................................88
SECTION 14.11        WAIVER OF IMMUNITY...................................................................................88
SECTION 14.12        FREEDOM OF CHOICE....................................................................................88
SECTION 14.13        SUCCESSORS AND ASSIGNS...............................................................................88
SECTION 14.14        MERGER...............................................................................................88
SECTION 14.15        SEVERABILITY CLAUSE..................................................................................89
SECTION 14.16        REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.......................................89
SECTION 14.17        CONFIDENTIALITY......................................................................................89
SECTION 14.18        INTERCREDITOR AGREEMENT..............................................................................89

                                    EXHIBITS

EXHIBIT A                      FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B                      FORM OF NOTES
EXHIBIT C                      WARRANT AGREEMENT
EXHIBIT E                      FORM OF ESCROW AGREEMENT
EXHIBIT F                      FORM OF EXCHANGE NOTE INDENTURE
EXHIBIT G                      OPINION OF COUNSEL FOR THE BORROWER AND THE GUARANTORS
EXHIBIT H                      FORM OF DEBT REGISTRATION RIGHTS AGREEMENT
EXHIBIT I                      FORM OF EQUITY REGISTRATION RIGHTS AGREEMENT
EXHIBIT J                      FORM OF MASTER GUARANTEE AND COLLATERAL DOCUMENT
EXHIBIT K                      FORM OF EXEMPTION CERTIFICATE
EXHIBIT L                      FORM OF PRO FORMA EBITDA STATEMENT
EXHIBIT M                      FORM OF INTERCREDITOR AGREEMENT

                                    SCHEDULES

SCHEDULE 1.1B                  MORTGAGED PROPERTY
SCHEDULE 1.1C                  EXISTING OIL AND GAS MORTGAGES
SCHEDULE 3.6                   SUBSIDIARIES; WARRANTS
SCHEDULE 3.10                  FINANCIAL STATEMENTS
SCHEDULE 4.13                  OUTSTANDING INDEBTEDNESS
SCHEDULE 4.14(H)               LIENS
SCHEDULE 4.20(C)               ACQUISITIONS
SCHEDULE 4.28(A)(I)            UNPERFECTED VEHICLES
SCHEDULE 4.28(A)(II)           NEWLY ACQUIRED VEHICLES
SCHEDULE 5.18                  INDEBTEDNESS TO BE REPAID

                  THIS BRIDGE LOAN AGREEMENT, dated as of September 14, 1998 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among:

                  (a) Key Energy Group, Inc., a Maryland corporation (the "BORROWER"),

                  (b) the Guarantors listed on the signature pages hereto as Guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS"),

                  (c) the Lenders (as defined in Article I),

                  (d) Lehman Commercial Paper Inc., as Administrative Agent, and

                  (e) Lehman Brothers Inc., as Arranger.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ACQUISITION" means the transactions contemplated by the Acquisition Agreement.

                  "ACQUISITION AGREEMENT" means the Agreement and Plan of Merger dated as of August 11, 1998, entered into by the Borrower, Midland Acquisition Corp. and Dawson.

                  "ACQUISITION DOCUMENTATION" means collectively, the Tender Offer Documents and the Acquisition Agreement and all exhibits and annexes thereto in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 4.21.

                  "ACTION" has the meaning specified in Section 12.2.

                  "ADMINISTRATIVE AGENT" means Lehman Commercial Paper, Inc., acting as agent pursuant to Article XIII or any successor or replacement Administrative Agent, acting in such capacity.

                  "AFFECTED PARTY" means any Lender, any beneficial owner of any Lender, and their respective successors and assigns.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition as it applies to Articles IV and VII and Section 3.1, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of this definition as it applies to the remaining provisions of this Agreement, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of Section 4.22, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither the Lenders, the Arranger, the Administrative Agent nor any of their Affiliates will be treated as an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement or any other Loan Document.

                  "AGREEMENT" has the meaning specified in the preamble to this Agreement.

                  "APPLICABLE MARGIN" means, 650 basis points at all times through and including the date that is 269 days subsequent to the Closing Date, increasing by an additional 50 basis points on the 270th day subsequent to the Closing Date, and increasing by an additional 100 basis points on the date that is 360 days subsequent to the Closing Date and on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding.

                  "ARRANGER" means Lehman Brothers Inc.

                  "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices, and (ii) the issue or sale by the Borrower or any of its Subsidiaries of Capital Stock of any of the Borrower's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2,000,000 or (b) for net proceeds in excess of $2,000,000. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Borrower to a Guarantor or by a Guarantor to the Borrower or to another Guarantor, (ii) an issuance of Capital Stock by a Guarantor to the Borrower or to another Guarantor, and (iii) a Restricted Payment that is permitted by Section 4.18.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

                  "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "BASE RATE" means, with respect to any Interest Period, (i) One Month LIBOR or Three Month LIBOR, as specified by the Borrower in the Rate Selection Notice delivered in accordance with Section 2.4(a) for such Interest Period, or (ii) One Month LIBOR, if the Borrower fails to deliver such Rate Selection Notice for such Interest Period.

                  "beneficial owner" and "beneficial ownership" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

                  "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "CAPITAL EXPENDITURES" means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided that "Capital Expenditures" shall not include (i) expenditures for Permitted Acquisitions or (ii) expenditures by any Person prior to the time such Person was acquired by the Borrower or any Subsidiary in a Permitted Acquisition.

                  "CAPITAL LEASE OBLIGATIONS" means as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL MARKETS TRANSACTION" has the meaning specified in
Section 2.5(a).

                  "CAPITAL STOCK" means any and all shares of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of (i) an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within twelve months from the date of acquisition; and (d) money market funds the assets of which consist primarily of obligations of the types referred to in clauses (a) through (c) above.

                  "CHANGE OF CONTROL" means a "Change of Control" as defined in the 1997 Indenture or, if the 1997 Indenture shall have been terminated, as defined in the 1997 Indenture immediately prior to such termination.

                  "CHANGE OF CONTROL OFFER" has the meaning specified in Section 4.27(a).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
Section 4.27(a).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 4.27(a).

                  "CLOSING DATE" means the date on which the Bridge Loans are funded and the conditions set forth in Article V are satisfied or waived in accordance with Section 14.3.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "COLLATERAL" means all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

                  "COLLATERAL AGENT" means Norwest Bank Texas, N.A.

                  "COLLATERAL DOCUMENTS" means the collective reference to each Mortgage, each Oil and Gas Mortgage, the Master Guarantee and Collateral Document and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

                  "COMMITMENT LETTER" means the Commitment Letter (including the exhibits thereto and incorporated by reference therein), dated August 25, 1998, by and among the Borrower, Administrative Agent and Arranger.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED" OR "consolidated" means when used in respect of any Subsidiary or any financial statements or financial term relating to the Borrower and its Subsidiaries, refers to the Borrower and the Subsidiaries of the Borrower (including Excluded Subsidiaries) whose accounts are consolidated with the Borrower's accounts in accordance with GAAP.

                  "CONSOLIDATED CURRENT ASSETS" means at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES" means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding
(a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of revolving credit Indebtedness under the Credit Facility to the extent otherwise included therein.

                  "CONSOLIDATED EBITDA" means with respect to any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other noncash charges, (g) if applicable, non-recurring transaction expenses incurred in connection with the consummation of the Acquisition and related financings, restructuring charges, write-off of goodwill and licensing agreements, and (h) for the fiscal year ending June 30, 1999 only, minority interest adjustments related to Dawson, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income (other than any income represented by a receivable that in the ordinary course would be expected to be paid in cash), all as determined on a consolidated basis.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" means for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period
(i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "CONSOLIDATED INTEREST EXPENSE" means for any period, total interest expense (including that attributable to Capital Lease Obligations), both expensed and capitalized, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements and excluding fees owed with respect to the Existing Credit Agreement and imputed interest attributable to Senior Subordinated Notes that are original issue discount notes to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, net of interest income of the Borrowers and its Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

                  "CONSOLIDATED LEASE EXPENSE" means for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided that amounts payable under Financing Leases and oil and gas leases shall be excluded from Consolidated Lease Expense.

                  "CONSOLIDATED LEVERAGE RATIO" means on the date of any determination thereof, the ratio of (a) Consolidated Total Debt on such date, less the amount of cash and Cash Equivalents in excess of $5,000,000 held by the Borrower and its Subsidiaries on such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period
(i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "CONSOLIDATED NET INCOME" means with respect to any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means at a particular date, as to any Person, the amount which would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SENIOR DEBT" means with respect to the Borrower and its Subsidiaries, consolidated Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP other than Subordinated Indebtedness.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means on the date of any determination thereof, the ratio of (a) Consolidated Senior Debt on such date, less the amount of cash and Cash Equivalents in excess of $5,000,000 held by the Borrower and its Subsidiaries on such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "CONSOLIDATED TOTAL DEBT" means at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries as a liability.

                  "CONSOLIDATED WORKING CAPITAL" means at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION DATE" means the date, if any, on which the Bridge Loans convert to Term Loans in accordance with Section 2.2.

                  "CONVERSION DEFAULT" means the occurrence of any one or more of the following: (i) any Default or Event of Default under Section 7 hereof or any other Loan Document, (ii) any Payment Default under the Credit Facility,
(iii) any failure by the Borrower to pay all accrued and unpaid interest with respect to the Bridge Loans and all fees due and owing in accordance with the Loan Documents, or (iv) the Shelf Registration Statement (as defined in the Debt Registration Rights Agreement) shall not have been filed with the SEC.

                  "CONVERSION RATE" means, as of any date, the sum of (i) the then applicable Conversion Spread, and (ii) the Interest Rate applicable to the Bridge Loans on the day preceding the Conversion Date.

                  "CONVERSION SPREAD" means zero basis points during the 90-day period commencing on September 14, 1999 (whether or not the Conversion Date has occurred on such date), increasing by 100 basis points at the beginning of each subsequent 90-day period.

                  "CONVERTIBLE SUBORDINATED DEBENTURES" means the 7% Convertible Subordinated Debentures due 2003 issued by the Borrower pursuant to the Indenture.

                  "CREDIT FACILITY" means that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent and other parties thereto, including any related notes, guarantees, collateral documents, instruments and other agreements executed by the Borrower or any of its Subsidiaries in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                  "DAWSON" means Dawson Production Services, Inc., a Texas corporation.

                  "DAWSON CHANGE OF CONTROL" means a "change of control" as defined in the Dawson Indenture which occurs in connection with the Acquisition.

                  "DAWSON INDENTURE" means the indenture, dated as of February 20, 1997, among Dawson, certain Subsidiaries of Dawson and U.S. Trust Company of Texas, N.A., as trustee.

                  "DAWSON NOTES" means the 9-3/8% Senior Notes due 2007 issued by Dawson pursuant to the Dawson Indenture.

                  "DEBT REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of September 14, 1998, among the Borrower, the Guarantors and the Administrative Agent pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as EXHIBIT H.

                  "DEFAULT" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

                  "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

                  "DESIGNATED SENIOR DEBT" has the meaning specified in Section 10.2.

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to September 16, 2005.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "ENGAGEMENT LETTER" means the engagement letter, dated as of August 25, 1998, by and among the Borrower, the Administrative Agent, and the Arranger.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Entity, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources, or health and safety matters, as has been, is now, or at any time hereafter is, in effect. Environmental Laws shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Occupational Health and Safety Act, as amended, the Resource Conservation and Recovery Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, and the Clean Air Act, as amended.

                  "ENVIRONMENTAL PERMITS" means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ENVIRONMENTAL PROGRAM" has the meaning specified in Section 5.6.

                  "EQUITY REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of September 14, 1998, between the Borrower and the Administrative Agent pursuant to which the Escrowed Warrants and the shares of Capital Stock of the Company issuable upon exercise of the Escrowed Warrants are required to be registered for public sale, in the form attached as EXHIBIT I.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan except a reportable event for which the requirement of notice to the PBGC had been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its Subsidiaries or any of their ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any of its Subsidiaries could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries.

                  "ESCROW AGENT" means The Bank of New York, a New York banking corporation, in its capacity as escrow agent pursuant to the Escrow Agreement.

                  "ESCROW AGREEMENT" means the escrow agreement, dated as of September 14, 1998, among the Borrower, the Administrative Agent, the Arranger and the Escrow Agent, in the form attached as EXHIBIT E.

                  "ESCROWED WARRANTS" means the warrants of the Borrower deposited with the Escrow Agent pursuant to the Escrow Agreement on the date hereof.

                  "EVENT OF DEFAULT" means any of the events specified in
Section 7.1, provided, that any requirement for the giving of notice, the lapse of time. or both, has been satisfied.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTE INDENTURE" means the indenture relating to the Exchange Notes, among the Borrower, as issuer, the Guarantors, as guarantors and the Exchange Note Trustee, in the form attached as EXHIBIT F.

                  "EXCHANGE NOTE TRUSTEE" means, on any date of determination, the trustee under the Exchange Note Indenture.

                  "EXCHANGE NOTES" means those certain Notes of the Borrower, guaranteed by the Guarantors, placed into escrow on the Closing Date, to be issued in exchange for certain Term Loans pursuant to Section 2.3, in the form attached as an exhibit to the Exchange Note Indenture.

                  "EXCHANGE NOTICE" has the meaning specified in Section 2.3(a).

                  "EXCLUDED SUBSIDIARY" or "EXCLUDED SUBSIDIARIES" means (a) Production Systems, Inc., WellTech, Inc. (California), WellTech, Inc., WellTech Oilfield Services (Canada), Ltd., WellTech Oilfield Services Limited, WellTech (Overseas) Limited, and Bronson Transport, Inc., (b) Thunderbird Tool Company,
(c) KEG Canal Properties, Inc., KEG Villa Ashley, Inc., KEG Pearl Acres, Inc., KEG Anna Heights, Inc., KEG Orleans Place, Inc., and Pyramid Land Corporation,
(d) Dawson Production Services de Mexico, S.A. de C.V. and Ubicadora de Tecnicos, S.A. de C.V. and (e) any other entity which becomes a Subsidiary of Borrower after the date of this Agreement if such entity has assets with a book value of $1,000,000 or less and annual revenues of $1,000,000 or less; provided that all entities deemed to be Excluded Subsidiaries under this clause (e) may not have, in the aggregate, assets with a book value exceeding $5,000,000 or annual revenues exceeding $5,000,000.

                  "EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of June 6, 1997 (as amended and restated through November 6, 1997, as further amended prior to the date hereof) among the Borrower, the lenders party thereto, PNC Bank, National Association and the Collateral Agent.

                  "EXISTING MORTGAGES" means the Mortgages listed on Schedule 1.1B.

                  "EXISTING OIL AND GAS MORTGAGES" means the Oil and Gas Mortgages listed on Schedule 1.1C.

                  "FEE LETTER" means that certain Amended and Restated Fee Letter, dated September 14, 1998, among the Borrower, the Administrative Agent, and the Arranger.

                  "FINANCING LEASE" means any lease (or other similar arrangement conveying the right to use) of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States.

                  "FUNDED DEBT" means, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States which are in effect from time to time.

                  "GOVERNMENTAL ENTITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "guarantee" means the guarantee by each of the Guarantors pursuant to Article XI hereof.

                  "guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing (the "primary obligor") or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 11.1.

                  "GUARANTORS" has the meaning specified in the preamble to this Agreement.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

                  "INDEBTEDNESS" means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such

Person's business not more than 150 days past due or being contested in good faith), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities (other than obligations in respect of undrawn letters of credit securing trade payables or performance obligations incurred in the ordinary course of business not more than 150 days past due or being contested in good faith), (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all guarantees by such Person in respect of Indebtedness of others and (i) all obligations of the kind referred to in clauses (a) through
(h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but if not so assumed, the amount of such obligation shall be deemed not to exceed the fair market value of the property subject to the Lien).

                  "INDEMNIFIED PARTY" has the meaning specified in Section 12.1.

                  "INDEMNIFYING PARTY" has the meaning specified in Section
12.1.

                  "INDENTURE" means the Indenture, dated as of July 3, 1996, between the Borrower and American Stock Transfer & Trust Company, as trustee.

                  "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit M, as the same may be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means (i) a Scheduled Interest Payment Date and (ii) the date of any prepayment of all or any portion of the principal of the Loans.

                  "INTEREST PERIOD" means:

         (a) in respect of any Bridge Loan if the Base Rate is calculated using One Month LIBOR, the period commencing on and including the Closing Date or the last day of the prior Interest Period, as the case may be, and ending on the numerically corresponding date in the month thereafter provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date, or

         (b) in respect of any Bridge Loan if the Base Rate is calculated using Three Month LIBOR the period commencing on and including the Closing Date or the last day of the prior Interest Period, as the case may be, and ending on the numerically corresponding date in the third month thereafter, provided, however, that if any interest period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next quarterly period, in which case such Interest Period shall end on the next preceding Business Day.

Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

                  "INTEREST RATE" means, the sum of (i) the Base Rate and (ii) the Applicable Margin.

                  "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any Subsidiary is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "LIQUIDATED DAMAGES" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

                  "LOAN" means a Bridge Loan or a Term Loan.

                  "LOAN DOCUMENTS" means this Agreement, the Notes and the Related Documents.

                  "LOAN LIABILITIES" means all direct or indirect debts, liabilities and other obligations of the Borrower or any Guarantor of any and every type and description at any time arising under or in connection with this Agreement, or any other Loan Document to the Administrative Agent, Arranger, to any Lender or to any Indemnified Party or their respective successors, transferees or assigns, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding, and shall include all liabilities for principal of and interest on the Loans and all other liabilities of the Borrower or any Guarantor under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder.

                  "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.3.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

                  "MARGIN STOCK" has the meaning assigned in Regulation U.

                  "MASTER GUARANTEE AND COLLATERAL AGREEMENT" means the Second Amended and Restated Master Guarantee and Collateral Agreement executed and delivered by the Borrower and each of its Domestic Subsidiaries (including the Subsidiaries of Dawson after the Merger Date), substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the Acquisition, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower, Dawson, and their respective Subsidiaries and Excluded Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

                  "MATERIAL CONTRACTS" has the meaning specified in Section 3.4(a).

                  "MATERIAL ENVIRONMENTAL AMOUNT" means an amount payable by the Borrower and/or its Subsidiaries under any Environmental Law in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to an Environmental Law or that could give rise to liability under any Environmental Law.

                  "MATURITY DATE" means September 14, 1999 unless such date is extended in accordance with Section 2.2.

                  "MERGER" means the merger of Dawson with and into the Borrower such that substantially all of the assets of Dawson and the Borrower as and of the date of this Agreement are in the same entity.

                  "MERGER DATE" means the date the certificates and/or articles of merger are filed with and accepted by the appropriate secretaries of state as are necessary to be filed and accepted in order to effectuate the merger of Dawson (including any of its successors or assigns) into the Borrower.

                  "MIDLAND" means Midland Acquisition Corp., a New Jersey corporation and a direct wholly owned subsidiary of the Borrower.

                  "MINIMUM EQUITY EVENT" means either (i) the receipt by the Borrower of Net Cash Proceeds of at least $75,000,000 from the issuance of Capital Stock of the Borrower after the Closing Date or (ii) one or more issuances by the Borrower of its Capital Stock with a market value at the time of issuance of a least $75,000,000 in the aggregate in connection with the acquisition of one or more Persons or the assets of one or more Persons; provided, no Default or Event of Default shall have occurred and be in existence and provided, further, that with respect to the issuance of Capital Stock of the type referred to in clause (ii) above a Minimum Equity Event shall not be deemed to occur unless and until the ratio of (a) Consolidated Total

Debt to (b) the sum of Consolidated Total Debt plus Consolidated Net Worth of the Borrower and its Subsidiaries is equal to or less than 75%.

                  "MORTGAGE" means the collective reference to the Existing Mortgages as amended by the Mortgage Amendments and any mortgage or deed of trust to be made by the appropriate the Borrower or any Guarantor in favor of, or for the benefit of, the Collateral Agent, as provided for in the Credit Facility and the relevant Collateral Documents, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MORTGAGE AMENDMENT" means each Mortgage Amendment to be entered into on or prior to the Closing Date.

                  "MORTGAGED PROPERTY" means the real property as to which the Collateral Agent has been granted a Lien pursuant to the Mortgages and the real property as to which the Collateral Agent shall be granted a Lien in accordance with Section 4.10.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means the aggregate cash proceeds received (including any cash and Cash Equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received), from any Capital Markets Transaction, net, (i) in the case of an Asset Sale, of attorneys' fees, accountants' fees, investment banking fees, brokers' and underwriters' commissions paid to third parties, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of the Asset Sale (other than any Lien in favor of the Collateral Agent for the benefit of the Lenders or the lenders under the Credit Facility), the aggregate amount of reserves required in the reasonable judgment of the Borrower to pay contingent liabilities with respect to the Asset Sale (provided that amounts deducted from aggregate proceeds pursuant to this clause and not actually paid by the Borrower or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds and shall be applied in accordance with Section 2.5(a) at such time as the Borrower shall reasonably determine that such amounts are not required to pay contingent liabilities with respect to the Asset Sale) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person other than the Borrower and its Subsidiaries) and (ii) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "1997 CONVERTIBLE SUBORDINATED NOTES" means the 5% Convertible Subordinated Notes due 2004 issued by the Borrower pursuant to the 1997 Indenture.

                  "1997 INDENTURE" means the Indenture, dated as of September 25, 1997, between the Borrower and American Stock Transfer & Trust Company, as trustee.

                  "NON-U.S. LENDER" has the meaning specified in Section
2.10(g).

                  "NOTES" means a promissory note of the Borrower in the form attached as EXHIBIT B hereto evidencing the Bridge Loan and Term Loan of any Lender.

                  "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

                  "ODESSA" means Odessa Exploration Incorporated, a subsidiary of the Borrower.

                  "OFFERING DOCUMENTS" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Arranger may request pursuant to the terms of the Engagement Letter and Fee Letter in connection with the issuance of the Permanent Securities.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of either the Borrower or any Guarantor by an Officer of the Borrower or any Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or any Guarantor, as the case may be.

                  "OIL AND GAS MORTGAGES" means the collective reference to the Existing Oil and Gas Mortgages as amended by the Oil and Gas Mortgage Amendments and any mortgages in favor of the Collateral Agent, as provided for in the Credit Facility and the applicable Collateral Documents, covering the Oil and Gas Properties.

                  "OIL AND GAS MORTGAGE AMENDMENT" means each Oil and Gas Mortgage Amendment entered into on or prior to the Closing Date.

                  "OIL AND GAS PROPERTIES" means the oil and gas properties described in Schedule 1.1C which are mortgaged pursuant to the Credit Facility and the applicable Collateral Documents and the oil and gas properties as to which the Collateral Agent shall be granted a Lien in accordance therewith.

                  "ONE-MONTH LIBOR" means, the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, as the rate for dollar deposits with a one-month maturity period.

                  "OTHER TAXES" has the meaning specified in Section 2.10(b).

                  "PARTICIPANT" has the meaning specified in Section 6.1(b).

                  "PARTICIPATIONS" has the meaning specified in Section 6.1(b).

                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 10.4.

                  "PAYMENT DEFAULT" means any matured or unmatured default under the provisions of the Credit Facility which are analogous to Section 7.1(a), or
(e) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

                  "PERMANENT SECURITIES" means (1) the Senior Subordinated Notes, or (2) any equity securities of the Borrower issued after the Closing Date other than (i) any issuance or sale of common stock (or common stock equivalents) of the Borrower to officers and employees under employee benefit or compensation plans and (ii) Disqualified Stock.

                  "PERMITTED ACQUISITIONS" means the acquisition by the Borrower and its Subsidiaries of (a) rigs and other well service equipment, (b) well service companies and (c) oil and gas properties and related equipment, provided that (i) the aggregate amount of such cash consideration paid with respect to such acquisitions does not exceed $15,000,000, or (ii) after giving effect to such acquisitions and any borrowings hereunder in connection therewith, (x) the Consolidated Leverage Ratio shall not be more than the lesser of 3.75 to 1.00 or, prior to the Stepdown Date, the ratio set forth in subsection 4.12(a) applicable to the Borrower at the time of such acquisition and (y) the sum of
(l) the Borrower's cash and Cash Equivalents on hand and (2) the aggregate amount of revolving loans available to be borrowed by the Borrower under the Credit Facility shall be at least $20,000,000 or (iii) after giving effect to such acquisition the Consolidated Leverage Ratio is not increased and such acquisition is funded solely with the Borrower's Capital Stock.

                  "PERMITTED INDEBTEDNESS" means Indebtedness permitted to be incurred by the Borrower or any Subsidiary of the Borrower pursuant to Section 4.13.

                  "PERMITTED INVESTMENTS" means investments permitted to be made by the Borrower or any Subsidiary of the Borrower pursuant to Section 4.20.

                  "PERMITTED LIENS" means liens permitted to exist or be incurred by the Borrower or any Subsidiary of the Borrower pursuant to Section 4.14.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREPAYMENT DATE" has the meaning specified in Section 2.8.

                  "PRO FORMA BALANCE SHEET" has the meaning specified in Section 3.10(a).

                  "PRO FORMA EBITDA STATEMENT" means an unaudited pro forma statement of Consolidated EBITDA of the Borrower for any period of four full fiscal quarters (including the notes thereto) substantially in the form of Exhibit L hereto.

                  "PROJECTIONS" has the meaning specified in Section 4.2(c).

                  "PROVED RESERVES" means the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that adequate geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

                  "RATE SELECTION NOTICE" has the meaning specified in Section 2.4(a).

                  "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "RELATED DOCUMENTS" means the Escrow Agreement; the Warrant Agreement; the Debt Registration Rights Agreement; the Equity Registration Rights Agreement; the Fee Letter; prior to the Merger Date, the Collateral Documents; after the issuance of the Exchange Notes, the Exchange Notes and the Exchange Note Indenture; and any and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16., .18 .19 or .20 of PBGC Reg. Section 2615.

                  "REPRESENTATIVE" has the meaning specified in Section 10.2.

                  "REQUEST" has the meaning specified in Section 8.1(b).

                  "REQUIREMENT OF LAW" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENTS" has the meaning specified in Section
4.18.

                  "SCHEDULED INTEREST PAYMENT DATE" means the last day of an Interest Period.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means, collectively, the Exchange Notes and the Escrowed Warrants.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR DEBT" has the meaning specified in Section 10.2.

                  "SENIOR SUBORDINATED NOTES" means either (a) senior subordinated notes, provided that such notes shall:

                  (i) be unsecured, provided that such notes may provide for a covenant requiring equal and ratable security in the event that any Indebtedness that is pari passu with or subordinated to such notes is secured;

                  (ii) except as otherwise provided in clause (vi) below, not amortize, or otherwise be subject to scheduled redemptions, repurchase or other payments of principal, prior to September 16, 2005;

                  (iii) bear interest (x) at a rate per annum not in excess of 17% and (y) payable in cash at a rate per annum not in excess of 14% and may be accompanied by warrants to purchase common stock of the Borrower;

                  (iv) be subordinated to the Credit Facility in a manner no less favorable to the lenders under the Credit Facility than the Exchange Notes are to be subordinated to the Credit Facility (as provided on the date hereof) on and after the Merger Date;

                  (v) provide for covenants, events of default and remedies not materially less favorable (in each case taken as a whole) to the Borrower than those applicable to the Exchange Notes or contained in the Exchange Note Indenture on the date hereof, subject to modification where necessary to reflect prevailing market terms at the time of issuance of such senior subordinated notes for "high-yield" securities issued by companies of comparable size, credit rating and capitalization (including, without limitation, having in place a senior secured credit facility) to the Borrower, provided, in any event, that such covenants, events of default and remedies shall be no more restrictive of the conduct of business by the Borrower than those in effect on the Stepdown Date (if being understood, in any event, that (x) there shall be no financial maintenance covenants, (y) the indebtedness limitation covenant shall be based only upon an "incurrence test" and (z) there shall be a cross-payment default/cross-acceleration default provision, rather than a simple cross-default provision); and

                  (vi) not require prepayments or mandatory redemption of such senior subordinated notes, except (A) in the event of a "change of control" of the Borrower, subject to terms not materially less favorable (taken as a whole) to the Borrower than those contained in the Exchange Notes or the Exchange Note Indenture on the date hereof, and (B) in the event of an asset sale, so long as the proceeds thereof are not required by the Credit Facility to be used to prepay the Indebtedness thereunder or reduce the commitments thereunder or for reinvestment in the Borrower's business; or

         (b) other Subordinated Indebtedness (as defined in the Credit Facility on the date hereof) the terms and conditions of which are reasonably satisfactory to the administrative agent under the Credit Facility and the Required Lenders (as defined therein on the date hereof).

                  "SERVICIOS" means Servicios WellTech, S.A., an Argentine corporation.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but is not a Multiemployer Plan.

                  "SOLVENT" means, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "STEPDOWN DATE" means the first date on which the Merger Date and the Conversion Date shall each have occurred.

                  "SUBORDINATED INDEBTEDNESS" means the Convertible Subordinated Debentures, the 1997 Convertible Subordinated Notes and any other Indebtedness of the Borrower subordinated to the prior payment in full of the Obligations to at least the extent the 1997 Convertible Subordinated Notes are subordinated to the Obligations or otherwise in a manner acceptable to the Majority Lenders as evidenced by their written approval.

                  "SUBSIDIARY" means, with respect to any Person (herein referred to as the "parent") at any date, a corporation, partnership or other entity of which, at such date, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower (including on and after the Closing Date, Dawson and its Subsidiaries), but such references shall not include any Excluded Subsidiary and references to Subsidiaries of Dawson shall not include any Excluded Subsidiary.

                  "TAXES" has the meaning specified in Section 2.10(a).

                  "TENDER OFFER" means the offer to purchase the outstanding common stock of Dawson pursuant to the Acquisition Agreement.

                  "TENDER OFFER DOCUMENTS" means the collective reference to the Offer to Purchase, dated August 17, 1998 by Midland and all associated documents filed by the Borrower and/or Midland with the SEC in connection with the Tender Offer prior to the Closing Date.

                  "TERM LOAN" means a loan made on the Conversion Date, if any, by a Lender to the Borrower pursuant to Section 2.2 to refinance a Bridge Loan.

                  "THREE-MONTH LIBOR" means, the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, as the rate for dollar deposits with a three-month maturity period.

                  "TRANSACTIONS" means, collectively, the Acquisition, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means the Loan Documents, the Credit Facility and the Acquisition Agreement, and prior to the Merger Date, the Collateral Documents.

                  "TRANSFEREE" has the meaning specified in Section 14.17.

                  "TRANSPORTES" means Transportes Dimopulos Sociedad de Responsibilidad Limitada, an Argentine limited partnership.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "VOTING STOCK" means, with respect to any Person at any time, the Capital Stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the Capital Stock and other Equity Interests of which is owned directly or indirectly by such Person (other than directors or qualifying shares).

                  "WITHDRAWAL LIABILITIES" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "YEAR 2000 COMPLIANT" has the meaning specified in Section
3.17.

                  "YEAR 2000 PROBLEM" has the meaning specified in Section 3.17.

                  SECTION 1.2 INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.


                                   ARTICLE II

                               THE BRIDGE FACILITY

                  SECTION 2.1 COMMITMENTS TO MAKE BRIDGE LOANS. In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to the Administrative Agent on the Business Day prior to the Closing Date. The Administrative Agent shall give each Lender prompt notice by telephone or facsimile transmission of the Borrower's instructions with respect to each Bridge Loan. The Commitment of each Lender shall be reduced to zero immediately after the making of a Bridge Loan by such Lender on the Closing Date. Each Bridge Loan will mature on the Maturity Date. The unpaid principal balance of the Bridge Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date unless the Conversion Date occurs, in which case the unpaid principal balance of the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the date that is ten years after the Closing Date.

                  SECTION 2.2 CONVERSION TO TERM LOANS.

                  (a). If, on the Maturity Date: (i) no Conversion Default exists and is continuing, and (ii) the Administrative Agent receives an Officers' Certificate from the Borrower certifying to the foregoing and requesting a conversion of the Bridge Loans to Term Loans, each of the Lenders hereby commits that, on the Maturity Date, such Lender will convert its outstanding amount of Bridge Loans (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to Section 2.4(e) below), to a Term Loan maturing on September 14, 2008 (and the Maturity Date shall be deemed to have been automatically extended to September 14, 2008).

                  (b). If, on the Maturity Date a Conversion Default exists as to which a cure period is applicable under Section 7.1 but has not then expired, the Maturity Date shall be automatically deemed extended until the earlier to occur of:

                  (A) the expiration of such cure period without cure of such Conversion Default (in which case all Obligations shall become immediately due and payable on the last day of such cure period), or

                  (B) the cure of such Conversion Default on or before the last day of the applicable cure period and delivery by the Borrower to the Administrative Agent on or prior to such day of an Officers' Certificate certifying that no Conversion Default exists and is continuing and requesting a conversion of the Bridge Loans to Term Loans (in which case the Conversion Date shall be deemed to have occurred).

                  SECTION 2.3 OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.

                  (a) On any Business Day on or after the Conversion Date (if any), subject to the prior written consent of the Administrative Agent, any Lender may elect to exchange all or any portion of its Notes for Exchange Notes for the purpose of transferring such Exchange Notes to a Person other than a Person who was a Lender on the Maturity Date by giving not less than three Business Days' prior irrevocable written notice of such election to the Borrower, the Escrow Agent, the Administrative Agent and the Exchange Note Trustee specifying the principal amount of its Notes to be transferred (which shall be integral multiples of $1,000) and subject to Section 6.1, the name of the proposed registered holder, the fixed rate of interest (which shall not exceed the rate per annum then in effect on the Term Loans), the first date that the Exchange Notes may be optionally redeemed (if any), all other terms of the Exchange Note not specified in the form of the Global Note attached as an exhibit to the Exchange Indenture and, subject to the terms of the Exchange
Note Indenture, the amount of each Exchange Note requested (each such notice, an "EXCHANGE NOTICE"); provided, that in no event shall the aggregate principal amount of the Notes initially exchanged pursuant to this Section 2.3(a) be less than $25,000,000 or such smaller amount approved by the Administrative Agent. The Exchange Note shall be guaranteed by all of the Guarantors. Any such transferring Lender shall deliver its Notes to the Administrative Agent together with its delivery of an Exchange Notice. Notes exchanged for Exchange Notes pursuant to this Section 2.3 shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

                  (b) Not later than the third Business Day after delivery of an Exchange Notice with respect to a transfer of all or any portion of a Term Loan for one or more Exchange Notes to which the Administrative Agent has given its prior written consent:

                  (i) the Administrative Agent shall deliver to the Escrow Agent the original Notes delivered to it by the transferring Lender pursuant to Section 2.3(a);

                  (ii) the Escrow Agent shall cancel each Note so delivered to it and, if applicable, the Borrower shall issue a replacement Note to such Lender in an amount equal to the principal amount of such Lender's Term Loan that is not being exchanged, or the Escrow Agent shall make a notation on the surrendered Note to the effect that a portion of the Term Loan represented thereby has been repaid; and

                  (iii) the Escrow Agent shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.

                  (c) Each Exchange Note issued pursuant to this Section 2.3 shall bear interest at a fixed rate no greater than the rate per annum borne by the Term Loan on the date of the Exchange Notice. Accrued interest on Term Loans so exchanged shall be canceled and the Exchange Notes received in such transfer shall bear interest from and including the most recent date to which interest has been paid on the Term Loans so exchanged.

                  SECTION 2.4 INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST.

                  (a) INTEREST RATE APPLICABLE TO BRIDGE LOANS. Not later than three Business Days prior to the Closing Date and prior to each Interest Period thereafter, the Borrower shall irrevocably specify in a written notice (a "RATE SELECTION NOTICE") delivered to the Administrative Agent whether the Interest Rate applicable to the Bridge Loans will be calculated with the One Month LIBOR Rate or Three Month LIBOR Rate. If the Borrower fails to deliver a Rate Selection Notice in accordance with the preceding sentence, the applicable Interest Rate shall be calculated using the One Month LIBOR Rate. Subject to Sections 2.4(d), (e) and
(f) below, the unpaid principal balance of the Bridge Loans shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin, changing when and as the Base Rate and/or the Applicable Margin changes.

                  (b) INTEREST ON TERM LOANS. Subject to Sections 2.4(d), (e) and (f) below, interest on the unpaid principal balance of the Term Loans of each Lender will accrue at a rate per annum equal to the Conversion Rate, changing when and as the Conversion Spread changes.

                  (c) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable in arrears by the Borrower not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.9.

                  (d) MAXIMUM INTEREST RATE. Notwithstanding anything contained in Section 2.4(a) or 2.4(b), but subject to Section 2.4(f), in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 17% and (ii) the maximum interest rate permitted by law.

                  (e) OPTION TO PAY INTEREST IN KIND. Subject to Section 2.4(f), to the extent that the interest rate on the Bridge Loans or the Term Loans for any Interest Period exceeds a rate equal to 14% per annum, the Borrower shall have the option to pay all or a portion of the interest payable for such Interest Period in excess of 14% per annum by adding such excess amount to the principal amount outstanding under such Notes. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

                  (f) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Loan by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

                  SECTION 2.5 MANDATORY PREPAYMENT.

                  (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, and (ii) any Asset Sale by the Borrower or any Subsidiary of the Borrower after the Closing Date (each of the transactions in the foregoing clauses (i) and (ii), a "CAPITAL MARKETS TRANSACTION"). Notwithstanding the foregoing sentence, (x) the Borrower shall not be required to prepay the Loans pursuant to clause (ii) above with respect to Net Cash Proceeds received by the Borrower or any Subsidiary on or after the Merger Date if the Borrower is required to apply such Net Cash Proceeds to prepay loans or permanently reduce commitments pursuant to the Credit Facility and (y) any prepayment of the Loans pursuant to clause (ii) above with respect to Net Cash Proceeds received prior to the Merger Date shall be shared pro rata by the Lenders and lenders under the Credit Facility based upon the aggregate outstanding principal amount of the Loans relative to the Indebtedness and letters of credit outstanding under the Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder). In the event that, prior to the Merger Date, any other prepayment is to be made under the Credit Facility (other than prepayments of revolving loans under the Credit Facility to the extent such prepayments are not a permanent reduction of the revolving commitments and are not made with the proceeds of a Capital Markets Transaction), the Company shall simultaneously make a prepayment of the Loans in the amount equal to the product obtained by multiplying the amount of such prepayment under the Credit Facility by a fraction the numerator of which is the outstanding principal amount of the Loans at the time of such prepayment and whose denominator is the Indebtedness and letters of credit outstanding under the Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder). The Borrower shall, not later than the third day following the receipt of Net Cash Proceeds with respect to any Capital Markets Transaction, apply such Net Cash Proceeds to prepay the Loans pursuant to this Section 2.5, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date; provided, that the Loans shall be prepaid pari passu with any prepayment required under the Exchange Note Indenture in an amount pro rata with the principal amount paid under the Exchange Note Indenture (pro rata in accordance with the principal amount then outstanding on the Loans and the Exchange Notes).

                  (b) Subject to and in accordance with Section 4.27, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to Section 4.27. From and after the Merger Date, the Borrower will either repay all obligations under the Credit Facility or obtain the requisite consent to prepay the Loans, prior to complying with the preceding sentence, but in any event within 90 days of such Change of Control.

                  (c) On the date the Dawson Notes are purchased as a result of the Dawson Change of Control, the Borrower shall repay the Loans in an amount equal to the amount by which the sum of the principal amount of the Loans plus the principal amount of the Dawson Notes outstanding immediately after the Dawson Notes are purchased as a result of the Dawson Change of Control exceeds $150,000,000, together with accrued and unpaid interest on the Loans so repaid; provided, however, that if the principal amount of Dawson Notes outstanding immediately after the Dawson Notes are so purchased exceeds $135,000,000, the Borrower shall repay all outstanding Loans, together with accrued and unpaid interest thereon.

                  (d) Notwithstanding any provision contained in this Agreement to the contrary, the Borrower shall not issue or sell any equity securities of the Borrower (other than (i) any issuance or sale of common stock (or common stock equivalents) of the Borrower to officers and employees under employee benefit or compensation plans and (ii) Disqualified Stock) if an Event of Default has occurred or is continuing pursuant to Section 8(a), 8(e)(i), 8(e)(ii), 8(f) or 8(k) of the Credit Facility, unless prior to such sale or issuance the Borrower has obtained the requisite consent under the Credit Facility to apply the proceeds thereof to prepay the Loans pursuant to this
Section 2.5.

                  SECTION 2.6 OPTIONAL PREPAYMENT. The Borrower may, upon three Business Days' prior written notice to the Administrative Agent, prepay the Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

                  SECTION 2.7 BREAKAGE COSTS; INDEMNITY. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

                  (a) the failure by the Borrower to borrow Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Section 2.4,

                  (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section
2.5 or 2.6, as applicable, or

                  (c) the mandatory or optional prepayment of Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the greater of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance, in the case of a failure by the Borrower to borrow Loans on the Closing Date, or a default by the Borrower in making any such prepayment, to and including the last day of the Interest Period that would have commenced on the proposed date of funding, or, in the case of any such prepayment, to the last of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.7 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  SECTION 2.8 EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Administrative Agent in writing of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Loans. Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

                  SECTION 2.9 PAYMENTS.

                  (a) WIRE TRANSFER. Except as provided in Section 2.4(e) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Loans, the principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by the Administrative Agent at least three Business Days prior to the due date therefor.

                  (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made here under or under any Loan shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month or quarter, as applicable, such payment shall be made on the next preceding Business Day.

                  (c) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

                  (d) NO DEFENSE. To the fullest extent permitted by law, the Borrower and the Guarantors shall make all payments hereunder and under the Notes regardless of any defense (other than the defense of payment) or counterclaim.

                  (e) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                  FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder and under the Fee Letter;

                  SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

                  THIRD: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                  FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

                  FIFTH: the balance, if any, to the Person lawfully entitled thereto.

                  (f) INTEREST, FEES AND PREMIUM. Any prepayment of principal on the Loans shall be accompanied by the payment of accrued and unpaid interest and any applicable premium and fees with respect to such principal.

                  SECTION 2.10 TAXES.

                  (a) TAXES. Any and all payments by the Borrower and each Guarantor hereunder or under the Notes, or any other Loan Document shall be made, in accordance with Section 2.9 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings additions to tax, interest, penalties and all other liabilities with respect thereto, excluding income, franchise or similar taxes imposed or levied on the Administrative Agent or the Lenders as a result of a present or former connection between the Administrative Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Notes, or any other Loan Document to the Administrative Agent or the Lenders or any of their respective Affiliates who may become a
Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.10) the Administrative Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws; provided, that the Borrower and the Guarantors shall not be required to increase such payments, make such deductions or withholdings or pay such amounts to any non-U.S. Lender that fails to comply with Section 2.10(g).

                  (b) OTHER TAXES. In addition, the Borrower and each of the Guarantors agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Notes or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES") and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

                  (c) INDEMNITY. The Borrower and the Guarantors will indemnify the Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by the Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower and the Guarantors shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.10(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or the Administrative Agent within 60 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 2.10(c) or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Administrative Agent or such Affiliates; provided, further, that the Borrower and the Guarantors shall not be required to indemnity pursuant to this Section 2.10(c) any non-U.S. Lender that fails to comply with Section 2.10(g). After the Lender or the Administrative Agent (as the case may be) received written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.10(c), such Lender and Administrative Agent will act in good faith to promptly notify the Borrower and the Guarantors of their obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.10(c).

                  (d) FURNISH EVIDENCE TO ADMINISTRATIVE AGENT. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Administrative Agent, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower or any Guarantor hereunder, the agreements and obligations of the Borrower and the Guarantors contained in this Section 2.10 shall survive the payment in full of all amounts due hereunder and under the Notes.

                  (f) MITIGATION. If the Borrower or any Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.10 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or such Guarantor, change the jurisdiction in which its Loans are maintained if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is, in such Lender's sole, reasonable discretion, determined not to be disadvantageous or cause hardship to such Lender.

                  (g) NON-U.S. LENDERS. Each Lender (or Transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related Participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related Participation) either:

                  (A)(x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of United States Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit K (or such other form of statement as shall be reasonably requested by the Borrower or the Administrative Agent from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations; unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related Participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.10(g). A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this
Section 2.10(g) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to this Section 2.10).

                  Nothing in this Section 2.10 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

                  SECTION 2.11 RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

                  (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.11(a) shall provide prompt notice to the Borrower following such exercise.

                  (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Notes held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

                  SECTION 2.12 CERTAIN FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees specified in the Fee Letter with respect to the Bridge Loans and Term Loans, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  As of the date hereof and as of the Closing Date, the Borrower and each Guarantor hereby jointly and severally agrees with, and represents and warrants to, the Lenders, the Arranger and the Administrative Agent that each of the following representations and warranties is true and will be true after giving pro forma effect to the Transactions (provided that any representation or warranty made with respect to Dawson and its Subsidiaries which relates to matters which occurred prior to the Closing Date shall be deemed to be made to the best of the knowledge of the Borrower):

                  SECTION 3.1 REPRESENTATIONS AND WARRANTIES IN THE CREDIT FACILITY AND IN THE ACQUISITION AGREEMENT. The representations and warranties of the Borrower contained in the Credit Facility and the Acquisition Agreement are hereby incorporated herein by reference for the benefit of the Lenders, the Arranger and the Administrative Agent (without giving effect to any waivers thereof or amendment thereto subsequent to the date hereof) and are true and correct in all material respects.

                  SECTION 3.2 ORGANIZATION; POWERS. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except (in the case of any Subsidiary) where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) if a party thereto, has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION 3.3 DUE AUTHORIZATION AND ENFORCEABILITY.

                  (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by Borrower and each of its Subsidiaries (to the extent each is a party thereto), and (ii) constitutes a valid and binding obligation of Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity). The Exchange Indenture has been duly authorized, executed and delivered by the Borrower and each of the Subsidiaries which are parties thereto to the Escrow Agent, and when delivered out of escrow pursuant to the terms of the Escrow Agent and this Agreement, will be a valid and binding obligation of the Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  (b) The Loans, the Notes and the Exchange Notes have been duly authorized by the Borrower and each of the Guarantees and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes have been duly authorized by the Borrower and each Guarantor, as applicable. When the Notes have been executed and delivered pursuant to the terms of this Agreement, each of the Loans, the Notes, and the Guarantees will be valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity). When the Exchange Notes have been executed, delivered out of escrow and authenticated pursuant to the terms of the Escrow Agreement and this Agreement, each of the Exchange Notes and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes will be valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  (c) The Escrowed Warrants have been duly authorized and validly issued, and upon release by the Escrow Agent in accordance with the terms of the Escrow Agreement, will be fully paid and nonassessable.

                  (d) Prior to the Merger Date, the Loans constitute obligations that are secured pursuant to and in accordance with the Collateral Documents. The principal of and interest on the Notes and the Loans and indebtedness evidenced thereby and all other Loan Liabilities are and shall be secured pari passu with the obligations under the Credit Facility by all security interests and liens upon all Collateral granted the Collateral Agent pursuant to the Collateral Documents, on the terms and conditions therein set forth.

                  (e) Neither the Borrower nor any of its Subsidiaries has agreed to secure, or has granted or become subject to any Lien securing, any indebtedness under the Credit Facility, except pursuant to the Collateral Documents. All actions required under the Collateral Documents to extend the benefit of the collateral security thereunder to the Loan Liabilities at all times prior to the Merger Date have been duly and effectually taken and completed except for the filing of the financing statements executed by the Borrower and the Guarantors and delivered to the Collateral Agent on the date hereof.

                  (f) No Indebtedness or other liabilities owed by the Borrower or its Subsidiaries to one or more of the others of them has been contractually subordinated to the payment of any Indebtedness under the Credit Facility, except Indebtedness and other liabilities that are subordinated, to at least the same extent, to the payment of the Loans.

                  SECTION 3.4 NO CONFLICTS.

                  (a) Neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any material Requirement of Law applicable to the Borrower or any of its Subsidiaries or by which any of their respective properties or assets may be bound, or (ii) conflicts with or will result in the breach of, or constitutes a default under, any material contract, lease, indenture, loan agreement (including, without limitation, the Credit Facility), mortgage, deed of trust or other material agreement or instrument (each, a "MATERIAL CONTRACT") to which the Borrower, Dawson or any of their respective Subsidiaries is a party or to which any of them may be subject or by which any of them or any of their respective assets is or may be bound.

                  (b) No consent, approval, authorization or order of, or any registration or filing with, any Governmental Entity is or will be required in connection with (i) the execution and delivery of any of the Transaction Documents by the Borrower or any of its Subsidiaries (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby or thereby, or (ii) the issuance and delivery of the Securities by the Borrower, other than (A) such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof,
(B) such actions as may be required under the Registration Rights Agreements after the date hereof in connection with any transfer of the Securities, (C) the filings required to be made to perfect the Liens granted in the Collateral Documents, (D) prior to the Merger Date, the approval of the Merger by the Dawson shareholders and the approval by the Subsidiaries of Dawson of the transactions to be undertaken by them pursuant to Section 4.10.

                  SECTION 3.5 NO VIOLATIONS.

                  (a) There does not exist (i) any violation of any Requirement of Law applicable to the Borrower or any of its Subsidiaries or Excluded Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries or Excluded Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.6 CAPITAL STOCK; SUBSIDIARIES.

                  (a) All outstanding shares of Capital Stock and other Equity Interests of the Borrower are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of Capital Stock and other Equity Interests of each Subsidiary of the Borrower are duly authorized, validly issued, fully paid and non-assessable and owned directly or indirectly by the Borrower beneficially and of record, free and clear of any Lien other than the Liens to be created under the Collateral Documents. SCHEDULE 3.6 sets forth a complete list of all direct and indirect Subsidiaries of the Borrower and the percentage ownership (direct and indirect) of the Borrower therein as of the Closing Date (after giving effect to the Transactions) and, as to each such Subsidiary, its jurisdiction of incorporation, its authorized capitalization and the ownership of Capital Stock of such Subsidiary. All such outstanding shares of Capital Stock or other ownership interest are duly authorized, validly issued, fully paid and non-assessable and owned by the Borrower or each Guarantor, as the case may be, free and clear of all Liens.

                  (b) Other than as set forth in SCHEDULE 3.6, there are (i) no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the Capital Stock or other Equity Interests of the Borrower or any of its Subsidiaries other than the Escrowed Warrants, (ii) no obligations or securities convertible into or exchangeable for shares of any Capital Stock or other Equity Interests of the Borrower or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities other than the Escrowed Warrants, and (iii) no preemptive or similar rights to subscribe for or to purchase any Capital Stock or other Equity Interests of the Borrower or any of its Subsidiaries.

                  SECTION 3.7 LIENS. There are no Liens on any assets of the Borrower or any of its Subsidiaries except Permitted Liens.

                  SECTION 3.8 NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Loans and Permanent Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

                  SECTION 3.9 GOVERNMENTAL REGULATIONS. None of the Borrower or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended. None of the Borrower or any of its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness for borrowed money.

                  SECTION 3.10 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                  (a) The unaudited pro forma consolidated balance sheet of the Borrower as at June 30, 1998 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the consummation of the acquisitions listed on Schedule 4.20(c), (iii) the issuance of notes or borrowing of loans under the Credit Facility to occur on or prior to the Merger Date and the use of proceeds thereof, (iv) the Loans to be made on or prior to the Merger Date and the use of the proceeds thereof and (v) the payment of estimated fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof and, based upon such information, presents fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower as of June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date. The Pro Forma EBITDA Statements for the fiscal year ending June 30, 1998, a copy of which has heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on July 1, 1997) to the consummation of the Acquisition and the acquisitions listed on SCHEDULE 4.20(c). Such Pro Forma EBITDA Statement has been prepared based on the best information available to the Borrower as of the date of delivery thereof and, based on such information, presents fairly in all material respects on a pro forma basis the Consolidated EBITDA of the Borrower for the one-year period ended June 30, 1998.

                 (b) The audited consolidated balance sheets of the Borrower as at June 30, 1997 and the related audited consolidated statements of income and of cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such dates, and the consolidated results of operations and consolidated cash flows for the fiscal years then ended.

                  (c) The unaudited consolidated balance sheet of the Borrower as at June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the fiscal year then ended, copies of which have heretofore been furnished to each Lender, is complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of operations and consolidated cash flows for the fiscal year then ended and shall not differ in any material respect from the audited consolidated balance sheet of the Borrower as at June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the fiscal year then ended to be delivered pursuant to Section 4.2.

                  (d) All financial statements described in Section 3.10(b) and
(c), including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein) and consistent with rules, regulations, policies and pronouncements of the SEC. Except for contingent obligations incurred in the ordinary course of business, the Borrower had at the date of the most recent audited balance sheet referred to above no material undisclosed liabilities, material guarantees, material contingent liability or material liability for taxes, nor any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in such balance sheet or in the notes thereto. During the period from June 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of their business or property.

                  (e) The audited consolidated balance sheet of Dawson and its Subsidiaries as at March 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Peat Marwick LLP contained in the annual report of Dawson on Form 10-K filed with the SEC, present fairly the consolidated financial condition of Dawson as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Dawson and its Subsidiaries as at June 30, 1998, and the related statements of income and cash flows for the three month period ended on such date contained in the quarterly report of Dawson on Form 10-Q filed with the SEC, present fairly the consolidated financial condition of Dawson as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). Except for contingent obligations incurred in the ordinary course of business, to the best of the Borrower's knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned accountants and disclosed therein). Except for contingent obligations incurred in the ordinary course of business to the best of the Borrower's knowledge, the balance sheets referred to above reflect any material guarantees, material contingent liabilities and material liabilities for taxes, and any material long-term leases and material unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheets. During the period from March 31, 1998 to and including the date hereof, there has been no disposition by Dawson or any of its Subsidiaries of any material part of its business or property.

                  SECTION 3.11 FULL DISCLOSURE. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions, with all such information, reports, financial statements and certificates taken as a whole, contains or will contain as of the date delivered any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements, taken as a whole, not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed to be reasonable at the time of preparation and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 3.12 PRIVATE OFFERING; RULE 144A MATTERS.

                  (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, and by the Administrative Agent in writing to the Borrower, the making of the Loans hereunder and the issuance of the instruments evidencing such Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Loans, the instruments evidencing such Loans or the Securities to anyone other than the Lenders. No securities of the same class as the Loans, the instruments evidencing such Loans or the Securities have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof. The Borrower and each Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Loans, the instruments evidencing such Loans or the Securities so as to subject the making, issuance and/or sale of the Loans, the instruments evidencing such Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the instruments evidencing such Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Note, and (subject to the terms of the Exchange Note Indenture and the Escrow Agreement) each of the Exchange Notes and the Securities shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

                  (b) In the case of each offer, sale or issuance of the Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (c) The Exchange Notes will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Exchange Notes are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of the Borrower or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents will require the qualification of an indenture under the Trust Indenture Act.

                  SECTION 3.13 ABSENCE OF PROCEEDINGS. Except for Midland Acquisition Corp. v. Dawson Production Services, Inc. et al. (W.D. Tex. Midland/Odessa), which suit shall be promptly dismissed by the Borrower without prejudice, there is not pending or threatened any action, suit or proceeding to which the Borrower or any of its Subsidiaries is a party, before or by any court or other Governmental Entity or body (domestic or foreign), that could reasonably be expected to cause a Material Adverse Effect.

                  SECTION 3.14 TAXES. The Borrower and its Subsidiaries have duly and timely filed all material tax returns and reports and paid prior to delinquency all taxes, assessments, and governmental levies except those being contested in good faith and by appropriate proceedings or where the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.15 FINANCIAL CONDITION; SOLVENCY.

                  (a) The Borrower and its Subsidiaries and the Excluded Subsidiaries, taken as a whole, are, and after giving effect to the consummation of the Transactions and all acquisitions to be made by the Borrower, any Subsidiary of the Borrower or any Excluded Subsidiaries and scheduled to close on or prior to October 31, 1998 will be, Solvent.

                  (b) Neither the Borrower nor any Guarantor intends to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

                  SECTION 3.16 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the consolidated financial condition, business, operations, assets, liabilities, management, prospects or value of any of the Borrower and its Subsidiaries, taken as a whole since June 30, 1998.

                  SECTION 3.17 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                  SECTION 3.18 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans to fund (in part) the Acquisition and pay related fees and expenses.

                  SECTION 3.19 SENIOR SECURED NOTES. On the Closing Date and until the Merger Date, the Notes and the Guarantees are and will be senior secured obligations of the Borrower and the Guarantors, respectively, senior in right of payment to the Subordinated Indebtedness outstanding on the date hereof; provided, however, that the Notes and the Guarantees shall be subordinated to the guarantees of the Convertible Subordinated Debentures.


                                   ARTICLE IV

                                    COVENANTS

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower and each Guarantor covenants and agrees with the Lenders, the Arranger and the

Administrative Agent as set forth below for so long as any of the Loans are outstanding.

                  SECTION 4.1 FINANCIAL STATEMENTS. The Borrower shall, and shall cause each of its Subsidiaries to, furnish to the Administrative Agent for distribution to each Lender:

                  (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements referred to in this Section 4.1(b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, subject to normal year-end adjustments.

                  SECTION 4.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall, and shall cause each of its Subsidiaries to, furnish to the Administrative Agent for distribution to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 4.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and
(ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Borrower from such independent certified public accountants with regard to their audit of the financial statements referred to in Section 4.1(a) or the internal financial controls and systems of the Borrower;

                  (b) concurrently with the delivery of any financial statement pursuant to Section 4.1, (x) a certificate of a Responsible Officer of the Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired
(or, if any such Subsidiary has been formed or acquired, the Guarantors have complied with the requirements of Section 4.10 with respect thereto), (ii) prior to the Merger Date, neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office, its principal place of business, the location where records concerning the Collateral are kept or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Collateral Documents with respect thereto and (iii) each Guarantor has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (y) in the case of quarterly or annual financial statements, (i) a Compliance Certificate containing all information and calculations reasonably necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement as of the last day of such fiscal quarter or fiscal year of the Borrower and (ii) a Pro Forma EBITDA Statement for the four fiscal quarters ended on the last day of such four quarters or fiscal year of the Borrower if during such fiscal quarter period a Person acquired by the Borrower or a Subsidiary becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary;

                  (c) as soon as available, and in any event no later than the end of each fiscal year of the Borrower, a projected consolidated balance sheet of the Borrower as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected retained earnings and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 50 days after the end of each fiscal quarter of each fiscal year of the Borrower, a narrative discussion and analysis of the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections, as applicable, covering such periods and to the comparable periods of the previous year;

                  (e) within five days after the same are filed, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, the SEC or any successor or analogous Governmental Entity of the United States; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  SECTION 4.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent or (in the case of trade payables and obligations other than for borrowed money) within 150 days after the due date, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  SECTION 4.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as now conducted by it,
(b) preserve, renew and keep in full force and effect its existence and (c) take all commercially reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case in clauses (a), (b) and (c) above, as otherwise permitted pursuant to Section 4.16 and except, in the case of clause (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.5 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and otherwise comply with Section 5.3 of the Master Guarantee and Collateral Agreement; and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

                  SECTION 4.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP or, in the case of a Foreign Subsidiary, in conformity with generally accepted accounting principles in effect in the jurisdiction where such Foreign Subsidiary is located at such time and, in the case of the Borrower and its Domestic Subsidiaries, all Requirements of Law, shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with senior officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  SECTION 4.7 NOTICES. The Borrower shall, and shall cause each of its Subsidiaries to, promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Entity, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) the following events, as soon as possible and in any event within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution in a material amount to a Plan, the creation of any Lien in a material amount in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (d) (i) any release or discharge by the Borrower or any Subsidiary of any Materials of Environmental Concern required to be reported under Environmental Laws to any Governmental Entity which could reasonably be expected to result in the assessment or payment of a Material Environmental Amount; (ii) any condition, circumstance, occurrence or event that could reasonably be expected to result in the assessment or payment of a Material Environmental Amount, or, prior to the Merger Date, could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any Mortgaged Property; and (iii) any action to be taken by the Borrower or any Subsidiary that could reasonably be expected to subject the Borrower or any Subsidiary to the assessment or payment of a Material Environmental Amount; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 4.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Subsidiary proposes to take with respect thereto.

                  SECTION 4.8 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries (including each of the Excluded Subsidiaries) to

                  (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all applicable Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this Section 4.8(a), noncompliance by the Borrower with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower shall undertake reasonable efforts to achieve compliance, and provided, further, that, in any case, such noncompliance, and any other noncompliance with applicable Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

                  (b) Promptly comply in all material respects with all orders and directives of all Governmental Entities directed to the Borrower or any of its Domestic Subsidiaries regarding Environmental Laws, other than such orders and directives or parts thereof as are being contested in good faith and by appropriate proceedings.

                  (c) Maintain the Environmental Program, except where the failure to do so would not have a Material Adverse Effect.

                  (d) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property which in the Borrower's reasonable judgment could give rise to significant liability under any Environmental Law, obtain a written environmental assessment report regarding the environmental condition of such real property by a reputable independent environmental consulting firm. Upon the request of the Administrative Agent, a copy of each such environmental assessment report shall be delivered to the Administrative Agent by the end of the calendar quarter in which the acquisition closed, together with a list of all acquisitions of interests in real property by the Borrower and the Subsidiaries in such quarter. Pursuant to this Section 4.8(d), the Administrative Agent shall have the right, but shall not have any duty, to obtain, review or discuss any such report.

                  (e) Promptly upon the Administrative Agent's request if there has been an Event of Default which has not been fully and timely cured, permit an Environmental Consultant whom the Administrative Agent in its discretion designates to perform an environmental assessment (including, without limitation, reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Borrower, or on which operations of the Borrower otherwise take place). Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Administrative Agent. The Borrower shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment immediately upon written demand by the Administrative Agent. Pursuant to this Section 4.8(e), the Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

                  SECTION 4.9 FURTHER ASSURANCES.

                  (a) Prior to the Merger Date, upon the request of the Collateral Agent, the Borrower shall, and shall cause each of its Subsidiaries to, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable in the reasonable judgment of the Collateral Agent to maintain in favor of the Collateral Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  (b) Notwithstanding any other provision herein, the Borrower shall not be deemed to have failed to satisfy the conditions of Section 5.23 or to be in violation of Section 4.10 or 4.28 for failure to have caused a duly perfected Lien to be placed on any Vehicles (other than Excluded Vehicles) covered by a certificate of title of any State if (i) the aggregate fair market value of such unperfected Vehicles (the "Unperfected Amount") is less than $5,000,000 and (ii) the Collateral Agent either has a duly perfected first priority security interest in or has in its possession each document (including, without limitation, certificates of title) in proper form for filing, registration or recordation to give the Collateral Agent such duly perfected first priority security interest in Excluded Vehicles having an aggregate fair market value equal to or greater than the Unperfected Amount.

                  SECTION 4.10 ADDITIONAL COLLATERAL.

                  (a) Prior to the Merger date, the Borrower shall, and shall cause each of its Subsidiaries to: with respect to any assets acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Collateral Documents but which are not so subject (other than any assets described in paragraph (b), (c), (d) or (e) of this Section 4.10), promptly (and in any event within 30 days after the acquisition or creation thereof): (i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Document or such other documents as the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent a Lien on such assets,
(ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (provided that for any Vehicles that are covered by a certificate of title, the Borrower shall cause such Lien to be duly perfected in accordance with all applicable Requirements of Law within 90 days after the acquisition thereof), and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent within 30 days of such request legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                  (b) With respect to any Person (other than Dawson or any existing Subsidiary of Dawson) that, subsequent to the Closing Date and prior to the Merger Date, becomes a Domestic Subsidiary of the Borrower (including, without limitation, any Person which had previously been an Excluded Subsidiary), promptly (and in any event within 30 days after the acquisition or creation thereof): (i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Agent Agreement as the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers duly executed and delivered in blank, (iii) cause such new Domestic Subsidiary (A) to become a party to the

Master Guarantee and Collateral Agreement, pursuant to documentation which is in form and substance reasonably satisfactory to the Collateral Agent, and (B) to take all actions necessary or advisable to cause the Lien created by such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (provided that for any Vehicles that are covered by a certificate of title, the Borrower shall cause such Lien to be duly perfected in accordance with all applicable Requirements of Law within 90 days after the acquisition thereof unless the Merger Date occurs prior thereto, and
(iv) if requested by the Collateral Agent, deliver to the Collateral Agent within 30 days of such request legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                  (c) With respect to any fee interest in any real property acquired after the Closing Date and prior to the Merger Date by the Borrower or any of its Domestic Subsidiaries (including any such property owned by Dawson or any of its Domestic Subsidiaries) having a purchase price (or, if acquired through a merger or stock acquisition, a fair market value) in excess of $1,000,000, promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Borrower or such Domestic Subsidiary to purchase such real property but subject to such easements, rights of way, restrictions and other similar encumbrances as such property may be subject at the time of acquisition), in favor of the Collateral Agent, covering such real property, in form and substance reasonably satisfactory to the Collateral Agent, (ii) provide to the Collateral Agent all necessary documents reasonably requested by the Collateral Agent to confirm the Borrower's or its Subsidiaries' ownership of such real property, (iii) if requested by the Collateral Agent, provide the Lenders with any consents or estoppels deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (iii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, compliance shall not be required with the foregoing provision of this paragraph (c) in respect of any interest in real property which, at the time of acquisition thereof by the Borrower or its Subsidiary, is subject to a legal or contractual restriction that would prohibit the granting of a mortgage thereon to the Collateral Agent; provided, that the aggregate book valued of real property owned by the Borrower and its Subsidiaries so subject may not exceed $7,500,000 at any time.

                  (d) With respect to any Foreign Subsidiary created or acquired after the Closing Date and prior to the Merger Date by the Borrower or any of its Domestic Subsidiaries, promptly (and in any event within 150 days after the acquisition or creation thereof) (i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Agreement (or comparable documentation) as the Collateral Agent deems reasonably necessary or advisable in order to grant to the Collateral Agent a perfected first priority security interest in the Capital Stock (except for Liens permitted under Section 4.14) of such new Foreign Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized office of the Borrower or such Subsidiary, as the case may be, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                  (e) With respect to any oil and gas property acquired after the Closing Date and prior to the

Merger Date by the Borrower or any of its Domestic Subsidiaries having a purchase price (or, if acquired through a merger or stock acquisition, a fair market value) in excess of $1,000,000 and which, after giving effect to such acquisition and assuming that a perfected first priority Lien thereon were not granted to the Collateral Agent would result in the Collateral Agent having a perfected first priority Lien on less than 80% in value of the reserves contained in all of the oil and gas properties of the Borrower and its Domestic Subsidiaries, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver a first priority oil and gas mortgage (subordinate only to such oil and gas mortgages as are necessary to permit the Borrower or such Domestic Subsidiary to purchase such property but subject to such restrictions and other similar encumbrances as such property may be subject at the time of acquisition), in favor of the Collateral Agent covering such property, in form and substance reasonably satisfactory to the Collateral Agent, and (ii) if requested by the Collateral Agent, deliver to the Collateral Agent within 180 days of such request title opinions relating to the matters described in the preceding clause reasonably satisfactory to the Collateral Agent.

                  SECTION 4.11 CONSUMMATION OF MERGER. The Borrower shall, and shall cause each of its Subsidiaries to:

                  (a) Use its best efforts to consummate the merger of Midland and Dawson in accordance with the Acquisition Documentation and the Merger as promptly as practical.

                  (b) Unless Section 4.11(c) is applicable, (i) within 10 Business Days after the Closing Date, in accordance with applicable Requirements of Law, cause Dawson to prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and the Merger Agreement. Thereafter, cause Dawson to use its best efforts to (i) respond promptly to any comments made by the SEC with respect to such preliminary proxy statement or information statement so that a definitive proxy statement or information statement can be promptly mailed to its shareholders to obtain the necessary approvals of the Merger and the Merger Agreement within the minimum time period permitted by applicable Requirements of Law and (ii) duly call and give notice of, or convene and hold, a special meeting of its shareholders for the purpose of approving the Merger Agreement.

                  (c) To the extent that the Borrower and its Subsidiaries have acquired at least 90% of the outstanding shares of each class of the Capital Stock of Dawson pursuant to the Tender Offer or otherwise, cause Dawson to take all necessary and appropriate action to cause the Merger to become effective within 10 Business Days of such acquisition, without the meeting of the shareholders of the Borrower, in accordance with applicable Requirements of Law.

                  SECTION 4.12 FINANCIAL CONDITION COVENANTS. The Borrower shall not, and shall not permit any of its Subsidiaries to:

                  (a) CONSOLIDATED LEVERAGE RATIO. Prior to the Stepdown Date, permit the Consolidated Leverage Ratio as of any date set forth below to exceed the ratio set forth below opposite such date:


Date                                    Consolidated Leverage
                                                Ratio
September 30, 1998                           5.25 to 1.0
December 31, 1998                            5.00 to 1.0
March 31, 1999                               5.00 to 1.0
June 30, 1999                                4.75 to 1.0

Date                                    Consolidated Leverage
                                                Ratio
September 30, 1999                           4.75 to 1.0
December 31, 1999                            4.50 to 1.0
March 31, 2000                               4.25 to 1.0
June 30, 2000                                4.25 to 1.0
September 30, 2000                           4.25 to 1.0
December 31, 2000                            4.00 to 1.0
March 31, 2001                               3.50 to 1.0
June 30, 2001                                3.50 to 1.0
September 30, 2001                           3.50 to 1.0
December 31, 2001                            3.50 to 1.0
March 31, 2002                               3.50 to 1.0
June 30, 2002                                3.00 to 1.0
September 30, 2002                           3.00 to 1.0
December 31, 2002                            3.00 to 1.0
March 31, 2003                               3.00 to 1.0
June 30, 2003                                3.00 to 1.0
September 30, 2003                           3.00 to 1.0
December 31, 2003                            3.00 to 1.0
March 31, 2004                               2.50 to 1.0
June 30, 2004                                2.50 to 1.0
September 30, 2004, and on                   2.50 to 1.0
the last day of each
December, March, June and
September thereafter

; provided, that on and after the Merger Date and prior to the Stepdown Date, each of the foregoing ratios shall be increased by 0.25 (for example, if the Merger Date occurs on September 1, 1999, the Consolidated Leverage Ratio as of September 30, 1999 shall not exceed 5.00 to 1, the Consolidated Leverage Ratio as of December 31, 1999 shall not exceed 4.75 to 1, and so on); provided, however, that if any Default shall have occurred and shall be continuing on the Merger Date, the foregoing ratios shall not be increased until such time as all Defaults shall have been cured.

         (b) CONSOLIDATED INTEREST COVERAGE RATIO. Prior to the Stepdown Date, permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending as of any date set forth below to be less than the ratio set forth below opposite such date:


Date                                            Consolidated Interest
                                                    Coverage Ratio
December 31, 1998                                    2.00 to 1.00
March 31, 1999                                       2.25 to 1.00
June 30, 1999                                        2.25 to 1.00

Date                                                         Consolidated
                                                           Interest Coverage
                                                                 Ratio
                                                                 -----
September 30, 1999                                             2.50 to 1.00
December 31, 1999                                              2.75 to 1.00
March 31, 2000                                                 2.75 to 1.00
June 30, 2000                                                  3.00 to 1.00
September 30, 2000                                             3.00 to 1.00
December 31, 2000                                              3.50 to 1.00
March 31, 2001                                                 3.50 to 1.00
June 30, 2001                                                  4.00 to 1.00
September 30, 2001                                             4.00 to 1.00
December 31, 2001                                              4.00 to 1.00
March 31, 2002                                                 4.00 to 1.00
June 30, 2002                                                  4.00 to 1.00
September 30, 2002                                             4.00 to 1.00
March 31, 2003                                                 4.00 to 1.00
June 30, 2003                                                  4.00 to 1.00
September 30, 2003                                             4.00 to 1.00
December 31, 2003                                              4.00 to 1.00
March 31, 2004                                                 4.00 to 1.00
June 30, 2004                                                  4.00 to 1.00
September 30, 2004, and on the last                            4.00 to 1.00
day of each December, March, June
and September thereafter

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending December 31, 1998, March 31, 1999 and June 30, 1999, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations each previous fiscal quarter commencing after September 31, 1998) multiplied by 4, 2, and 4/3, respectively; provided, further, that on and after the Merger Date and prior to the Stepdown Date, each of the foregoing ratios shall be decreased by 0.25 (for example, if the Merger Date occurs on September 1, 1999, the Consolidated Interest Coverage Ratio as of September 30, 1999 shall not exceed 2.25 to 1, the Consolidated Interest Coverage Ratio as of December 31, 1999 shall not exceed 2.50 to 1, and so on); provided, however, that if any Default shall have occurred and shall be continuing on the Merger Date, the foregoing ratios shall not be decreased until such time as all Defaults shall have been cured.

           (c) CONSOLIDATED SENIOR LEVERAGE RATIO. (i) Prior to the Stepdown Date, permit the Consolidated Senior Leverage Ratio as of any date set forth below to exceed the ratio set forth below opposite such date:

Date                                                           Consolidated
                                                              Senior Leverage
                                                                   Ratio
                                                                   -----
September 30, 1998                                             3.75 to 1.00
December 31, 1998                                              3.75 to 1.00

Date                                                           Consolidated
                                                              Senior Leverage
                                                                   Ratio
                                                                   -----
March 31, 1999                                                 3.75 to 1.00
June 30, 1999                                                  3.50 to 1.00
September 30, 1999                                             3.50 to 1.00
December 31, 1999                                              3.25 to 1.00
March 31, 2000                                                 3.25 to 1.00
June 30, 2000                                                  3.25 to 1.00
September 30, 2000                                             3.25 to 1.00
December 31, 2000                                              2.75 to 1.00
March 31, 2001                                                 2.75 to 1.00
June 30, 2001                                                  2.50 to 1.00
September 30, 2001                                             2.50 to 1.00
December 31, 2001                                              2.50 to 1.00
March 31, 2002                                                 2.50 to 1.00
June 30, 2002                                                  2.50 to 1.00
September 30, 2002                                             2.50 to 1.00
December 31, 2002                                              2.00 to 1.00
March 31, 2003                                                 2.00 to 1.00
June 30, 2003                                                  2.00 to 1.00
September 30, 2003                                             2.00 to 1.00
December 31, 2003                                              2.00 to 1.00
March 31, 2004                                                 2.00 to 1.00
June 30, 2004                                                  2.00 to 1.00
September 30, 2004, and on the last day                        2.00 to 1.00
of each December, March, June and
September thereafter

; provided, that on and after the Merger Date and prior to the Stepdown Date, each of the foregoing ratios shall be increased by 0.25 (for example, if the Stepdown Date occurs on September 1, 1999, the Consolidated Senior Leverage Ratio as of September 30, 1999 shall not exceed 3.75 to 1, the Consolidated Senior Leverage Ratio as of December 31, 1999 shall not exceed 3.50 to 1, and so
on); provided, however, that if any Default shall have occurred and shall be continuing on the Merger Date, the foregoing ratios shall not be increased until such time as all Defaults shall have been cured; provided, further, that each of the foregoing Consolidated Senior Leverage Ratios shall be reduced by .05 for each $10,000,000 of the Dawson Notes put and paid in connection with the Dawson Change of Control; provided, however, that in no event shall the Consolidated Senior Leverage Ratio be reduced to lower than 2.00 to 1.00 (or 2.25 to 1.00 after the Merger Date and prior to the Stepdown Date).

           (d) CONSOLIDATED NET WORTH. (1) Prior to the Merger Date, permit the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than the sum of (i) 90% of the Consolidated Net Worth of the Borrower and its Subsidiaries on the Closing Date, plus (ii) 75% of Consolidated Net Income of the Borrower and its Subsidiaries (to the extent a positive number) for each fiscal quarter completed after the Closing Date commencing with the fiscal quarter ending December 31, 1998, plus (iii) 75% of the Net Cash Proceeds of any offerings or issuances of Capital Stock of the Borrower or any of its Subsidiaries after the Closing Date, plus (iv) 75% of the increase in the Consolidated Net Worth of the Borrower and its Subsidiaries resulting from any conversion of the 1997 Convertible Subordinated Notes or any future convertible indebtedness of the Borrower and its Subsidiaries, and (2) on and after the Merger Date and prior to the Stepdown Date, permit the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than the sum of (i) 90% of the Consolidated Net Worth of the Borrower and its Subsidiaries on the Closing Date, plus (ii) 50% of Consolidated Net Income of the Borrower and its Subsidiaries (to the extent a positive number) for each fiscal quarter completed after the Closing Date commencing with the fiscal quarter ending December 31, 1998, plus
(iii) 50% of the Net Cash Proceeds of any offerings or issuances of Capital Stock of the Borrower or any of its Subsidiaries after the Closing Date, plus
(iv) 50% of the increase in the Consolidated Net Worth of the Borrower and its Subsidiaries resulting from any conversion of the 1997 Convertible Subordinated Notes or any future convertible indebtedness of the Borrower and its Subsidiaries; provided, however, that if any Default shall have occurred and shall be continuing on the Merger Date, the clause (2) above shall not become effective until such time as all Defaults shall have been cured.

                     (e) Notwithstanding anything contained herein to the contrary, the provisions of subsections (a), (b), (c) and (d) of this Section
4.12 shall be of no force and effect on and after the Stepdown Date; provided, however, that if any Default shall have occurred and shall be continuing on the Stepdown Date, such provisions shall remain in full force and effect until such time as all Defaults shall have been cured.

                     SECTION 4.13 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                     (a) Indebtedness of the Borrower under the Loan Documents;

                     (b) the incurrence by the Borrower of Indebtedness and letters of credit under the Credit Facility; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Borrower and its Subsidiaries outstanding under the Credit Facility after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Subsidiaries thereunder) does not exceed an amount equal to $600,000,000 less (i) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Credit Facility (other than repayments that are immediately reborrowed) that have been made by the Borrower or any of its Subsidiaries since the date of this Agreement and (ii) without duplication, the aggregate amount of all Net Cash Proceeds of Asset Sales applied by the Borrower or any of its Subsidiaries to permanently reduce the Indebtedness or commitments under the Credit Facility;

                     (c) Indebtedness (i) of the Borrower to a Wholly Owned Subsidiary, (ii) of a Domestic Wholly Owned Subsidiary to the Borrower or any other Subsidiary, (iii) of Servicios to the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed $5,000,000 in excess of the amount of such Indebtedness outstanding on the date of this Agreement and (iv) of any Foreign Subsidiary (other than Servicios) to the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding (with respect to all such Foreign Subsidiaries of the Borrower) not to exceed $1,000,000, provided that such Indebtedness referred to in clauses
(iii) and (iv) hereof, if to the Borrower or any Domestic Subsidiary, is evidenced by a promissory note or promissory notes which has or have been pledged to the Collateral Agent on terms and conditions reasonably satisfactory to the Administrative Agent; provided, further, that any such Indebtedness referred to in this clause (c) provided to Odessa shall be for capital expenditure purposes only;

                     (d) Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries (i) $15,000,000 at any time outstanding minus (ii) the amount of Indebtedness outstanding under clauses (g) and (j) of this Section 4.13 and the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 4.23;

                     (e) Indebtedness of the Borrower and its Subsidiaries under the Convertible Subordinated Debentures and the 1997 Convertible Subordinated Notes;

                     (f) Indebtedness outstanding on the date hereof, or incurred hereafter pursuant to existing commitments or agreements, and, in each case, listed on Schedule 4.13 and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof;

                     (g) Indebtedness of a Person which becomes a Subsidiary of the Borrower after the date hereof in an aggregate principal amount at any time outstanding not exceeding (i) $15,000,000, minus (ii) the sum of (A) the amount of Indebtedness outstanding under clauses (d) and (j) of this Section 4.13 and
(B) the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 4.23, provided that (x) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (y) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof.

                     (h) Indebtedness constituting deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time outstanding;

                     (i) Indebtedness under Interest Rate Protection Agreements and Hedge Obligations entered into the ordinary course of business for hedging purposes and not for speculative purposes including, without limitation, the agreement entered into for purposes of this Section 4.13;

                     (j) Seller Indebtedness in an aggregate principal amount at any time outstanding not exceeding (i) $15,000,000 minus (ii) the sum of (A) the amount of Indebtedness outstanding under clauses (d) and (g) of this
Section 4.13, and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof and (B) the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 4.23;

                     (k) Indebtedness in the form of Guarantee Obligations permitted by Section 4.4;

                     (l) Indebtedness of Dawson under the Dawson Notes until the Merger Date and thereafter Indebtedness of the Borrower under the Dawson Notes;

                     (m) Indebtedness incurred after the Merger Date not otherwise permitted by the foregoing clauses (a) through (l) in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

                     (n) on and after the Stepdown Date, Indebtedness not otherwise permitted by the foregoing clauses (a) through (m) in an aggregate principal amount at any time outstanding not to exceed $50,000,000; and

                     (o) Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to repay, in whole or in part, the Loans, together with accrued and unpaid interest on the Loans so repaid; provided, that the terms and conditions of any such Indebtedness used to prepay the Loans in part are acceptable to the Administrative Agent in its sole discretion.

                     SECTION 4.14 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries in conformity with GAAP;

                     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 180 days or which are being contested in good faith by appropriate proceedings and which, in any case, do not encumber a material amount of the assets of the Borrower and its Subsidiaries;

                     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                     (f) Liens securing Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition or construction of fixed or capital assets, provided that (i) such Liens shall be created within 180 days after the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof; (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                     (g) Liens created pursuant to the Collateral Documents (including Liens securing the Loans until the Merger Date and Liens securing the Dawson Notes on and after the Merger Date);

                     (h) Liens (i) in existence on the date hereof listed on
Schedule 4.14(h) securing Indebtedness permitted by Section 4.13(f) provided that no such Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased or (ii) securing Indebtedness which is being repaid on the Closing Date, provided that such Liens shall be released promptly following the Closing Date;

                     (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by
Section 4.13(g), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof; (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the principal amount of Indebtedness secured thereby is not increased;

                     (j) Liens on assets acquired in a Permitted Acquisition securing Seller Indebtedness incurred in connection with such Permitted Acquisition;

                     (k) the Permitted Exceptions (as defined in the Mortgages);

                     (l) Liens in favor of lessees on assets leased to such lessees pursuant to Section 4.17(a); and

                     (m) on and after the Stepdown Date, Liens securing Indebtedness permitted by Section 4.13(n) and Section 4.13(o).

Notwithstanding the foregoing, until the Merger Date, the foregoing limitations shall not apply to Capital Stock owned by the Borrower or its Subsidiaries which is Margin Stock to the extent the value of such Margin Stock exceeds 25% of the value of the assets of the Borrower and its Subsidiaries.

                     SECTION 4.15 LIMITATION ON GUARANTEE OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any guarantee except:

                     (a) guarantees made in the ordinary course of its business by the Borrower or any Subsidiary in respect of Indebtedness and other obligations of any of the Borrower or any of its Subsidiaries which Indebtedness or other obligations are otherwise not prohibited under this Agreement;

                     (b) the guarantee of the Guarantors pursuant to the Master Guarantee and Collateral Document;

                     (c) the guarantee of the Subsidiaries of the Borrower under the Indenture and the 1997 Indenture;

                     (d) the guarantee of the Subsidiaries under the Dawson Indenture;

                     (e) guarantees of the Subsidiaries of the Borrower in respect of the Credit Facility;

                     (f) guarantee (in respect of obligations not constituting Indebtedness) arising under agreements entered into by the Borrower or any Subsidiary in the ordinary course of business;

                     (g) guarantees of the Borrower or its Subsidiaries in respect of Indebtedness of its officers, directors and employees in an aggregate principal amount not to exceed, at any time outstanding, $5,000,000 minus the amount of loans or advances outstanding under Section 4.20(i);

                     (h) the guarantees of the Guarantors; and

                     (i) the guarantees of any Subsidiary of the Borrower which arises by operation of Section 11.6.

                     SECTION 4.16 LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of; all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                     (a) any Subsidiary of the Borrower may be merged or combined with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Subsidiaries of the Borrower provided that in the case of any such transaction involving a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                     (b) any Subsidiary may be dissolved, liquidated or wound up or may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Domestic Wholly Owned Subsidiary of the Borrower, and the Borrower may sell, lease, assign, transfer or otherwise dispose of any or all of its assets to any wholly owned Subsidiary of the Borrower which is a party to the Master Guarantee and Collateral Document;

                     (c) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets so long as (i) such transaction does not violate Section 4.17 and (ii) the Borrower complies with the provisions of
Section 2.5 with respect to such transaction;

                     (d) the merger of Midland Acquisition Corp. into Dawson in accordance with the Acquisition Agreement; and

                     (e) the Merger may be consummated.

                     SECTION 4.17 LIMITATION ON SALE OF ASSETS.

                     (a) Prior to the Merger Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Domestic Wholly Owned Subsidiary of the Borrower, except:

                     (i) the sale, lease or other disposition of any property in the ordinary course of business, including immaterial real property or equipment and obsolete or worn out property, provided that (other than inventory and light vehicles) the aggregate proceeds received from all assets so sold, leased or disposed of in any fiscal year shall not exceed 5% of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal year;

                     (ii) the sale of inventory and light vehicles in the ordinary course of business;

                     (iii) as permitted by Section 4.16(b); and

                     (iv) the sale of Odessa.

To the extent the Majority Lenders waive the provisions of this Section 4.17 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 4.17, such Collateral in each case shall be sold free and clear of the Liens in favor of the Collateral Agent created by the Collateral Documents, and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense. Notwithstanding the foregoing, until the Merger Date the foregoing limitations shall not apply to Capital Stock owned by the Borrower or its Subsidiaries which is Margin Stock to the extent the value of such Margin Stock exceeds 25% of the value of the assets of the Borrower and its Subsidiaries.

                     (b) On and after the Merger Date, the Borrower shall not, and shall not permit any of its Subsidiaries to conduct any Asset Sale unless
(x) the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration received therefor by the Borrower or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets, (B) any notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), (C) any assets received in exchange for assets pursuant to a like-kind exchange and (D) any Designated Noncash Consideration (which shall not at any time exceed, in the aggregate $25,000,000 outstanding), in each case, shall be deemed to be cash for purposes of this provision.

                     Within 10 days after the receipt of Net Cash Proceeds of any Asset Sale, the Borrower (or such Subsidiary) shall apply an amount equal to the Net Cash Proceeds from such Asset Sale in accordance with Section 2.5(a) to the extent required thereby; provided, that if the Stepdown Date has occurred, an amount equal to such Net Cash Proceeds may also be applied, at the Borrower's option, to an investment in another business, the making of a capital expenditures or the acquisition of other long-term assets, in each case, in the same or similar line of business as the Borrower was engaged in on the date of this Agreement.

                     SECTION 4.18 LIMITATION ON RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including but not limited to in respect of any preferred Capital Stock outstanding or dividends accumulated thereon on the Closing Date) of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock or any of the Convertible Subordinated Debentures or the 1997 Convertible Subordinated Notes, whether now or hereafter outstanding, or make any other distribution in respect thereof or purchase any thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (all such payments and other actions being collectively referred to as "RESTRICTED PAYMENTS"), except that the Borrower (a) may make open market purchases of its outstanding common stock in an aggregate amount during the term of this Agreement not to exceed $10,000,000, after the occurrence of the Minimum Equity Event, (b) may (i) make scheduled payments of interest in respect of the Convertible Subordinated Debentures and the 1997 Convertible Subordinated Notes and (ii) if permitted by Section 4.21, repurchase, redeem or defease the Convertible Subordinated Debentures after at least 90% of the Convertible Subordinated Debentures have been converted or repurchase, redeem or defease the 1997 Convertible Subordinated Notes after at least 90% of the 1997 Convertible Subordinated Notes have been converted and (c) may make cash payments required pursuant to Sections 11.1 and 11.3 of the Indenture in connection with conversions of the Convertible Subordinated Debentures or Section 10.3 of the 1997 Indenture in connection with conversions of the 1997 Convertible Subordinated Notes, provided that (i) the aggregate consideration to the holders of the 1997 Convertible Subordinated Notes upon conversion thereof paid in cash shall not exceed $1,000,000, (ii) after giving effect to such payment and conversion, no Default or Event of Default shall be continuing and (iii) after giving pro forma effect to such payment and conversion as if it had occurred on the last day of the most recently ended fiscal quarter, the Consolidated Leverage Ratio would not exceed 2.50 to 1.00. Notwithstanding the foregoing, any Subsidiary of the Borrower may pay dividends and other distributions to the Borrower and Servicios may pay dividends to its shareholders.

                     SECTION 4.19 LIMITATION ON CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, an amount equal to the sum of (i) the amount set forth below opposite such fiscal year plus (ii) an additional amount for any Person or business unit acquired by the Borrower in a Permitted Acquisition since the Closing Date, such amount being calculated as 10% of the net revenues, calculated in accordance with GAAP, of such Person or business unit during such fiscal year (or, if such Person or business unit was acquired after the beginning of such fiscal year, such revenues for the portion of such fiscal year during which such Person or business unit was owned by the Borrower):


Fiscal Year Ending                                         Amount
------------------                                         ------
1999                                                       $70,000,000
2000                                                       $72,000,000
2001                                                       $74,000,000
2002                                                       $76,000,000
2003                                                       $78,000,000
2004                                                       $80,000,000
2005                                                       $82,000,000
2006                                                       $84,000,000
2007                                                       $86,000,000
2008                                                       $88,000,000
2009                                                       $90,000,000

Any amount permitted by the foregoing provision to be expended as Capital Expenditures in any fiscal year and not so expended may be carried over for expenditure in the immediately succeeding fiscal year.

                     SECTION 4.20 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                     (a) extensions of trade credit in the ordinary course of business;

                     (b) investments in Cash Equivalents;

                     (c) acquisitions listed on SCHEDULE 4.20(c) consummated within 60 days of the Closing Date;

                     (d) Permitted Acquisitions after the Merger Date;

                     (e) loans by the Borrower or any Subsidiary to Servicios in an aggregate principal amount at any time outstanding not to exceed the amount thereof outstanding on the date of this Agreement plus $5,000,000;

                     (f) as permitted by subsection 4.13(c)(iv);

                     (g) investments by the Borrower in a Domestic Wholly Owned Subsidiary and investments by any Subsidiary in the Borrower and in one or more Domestic Wholly Owned Subsidiaries, provided, that any such investments provided to Odessa shall be for capital expenditure purposes only;

                     (h) expense accounts for, and other expense advances to, its directors, officers and employees in the ordinary course of business;

                     (i) loans and advances to its officers and employees in an aggregate amount not to exceed $5,000,000 at any time outstanding, $5,000,000 minus the amount of guarantees outstanding under Section 4.15(g);

                     (j) the Borrower's purchase or redemption of its own Capital Stock to the extent permitted by Section 4.18;

                     (k) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with Borrower's or any Subsidiary's customary trade terms;

                     (l) Interest Rate Protection Agreements to the extent permitted under this Agreement, and Hedge Agreements entered into in the ordinary course of business for hedging purposes and not for speculative purposes;

                     (m) the Borrower may repurchase its Capital Stock and/or options to purchase such stock held by directors, officers and employees of the Borrower or any Subsidiary upon the death, disability, retirement or termination of such directors, officers or employees or the exercise of such options, or from the shareholders of Borrower so long as the purpose is to acquire stock for reissuance to new employees of Borrower and its Subsidiaries; provided, that the amount expended for such purposes shall not exceed $1,000,000 in any fiscal year or $2,500,000 while this Agreement is in effect;

                     (n) the Borrower and its Subsidiaries may acquire and own investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                     (o) investments acquired by the Borrower and its Subsidiaries in connection with Permitted Acquisitions after the Merger Date;

                     (p) investments acquired by the Borrower and its Subsidiaries in connection with acquisitions listed on Schedule 4.20(c) made within 60 days of the Closing Date;

                     (q) the Borrower's current investment in the Argent Classic Convertible Arbitrage Fund L.P.;

                     (r) in connection with the consummation of the Acquisition pursuant to the Acquisition Documentation;

                     (s) Designated Noncash Consideration received in connection with an Asset Sale permitted by Section 4.17; and

                     (t) on and after the Stepdown Date, the Borrower and its Subsidiaries may acquire and own investments not otherwise permitted by the foregoing clauses (a) though (s) in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

                     SECTION 4.21 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND ORGANIZATIONAL DOCUMENTATION, ETC. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any optional payment or optional prepayment on or redemption or purchase of any material Indebtedness (other than the Loans and the Credit Facility) or preferred Capital Stock including, without limitation, the Convertible Subordinated Debentures, the 1997 Convertible Subordinated Notes and the Dawson Notes, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Dawson Notes or the Acquisition Documents or, prior to the Merger Date, the Credit Facility without the consent of the Majority Lenders; provided, however, that the Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or change, or consent or agree to any amendment, modification or change to the definition of "Senior Subordinated Note" in the Credit Facility without the consent of the Majority Lenders, or (c) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of (i) any of its capitalization or organizational documents (including but not limited to in respect of any preferred Capital Stock of any Guarantor), (ii) prior to the Merger Date, any other Indebtedness in an aggregate principal amount in excess of $10,000,000, or (iii) a material contract, to the extent such amendment, modification or change could reasonably be expected to have a Material Adverse Effect, or be materially adverse to the Lenders except that, (i) after 90% of the original outstanding principal amount of the Convertible Subordinated Debentures have been converted into common stock of the Borrower, the Borrower may, at any time when no Default or Event of Default has occurred and is continuing, repurchase, redeem or defease the remaining outstanding Convertible Subordinated Debentures and, after 90% of the original outstanding principal amount of the 1997 Convertible Subordinated Notes have been converted into common stock of the Borrower, the Borrower may, at any time when no Default or Event of Default has occurred and is continuing, repurchase, redeem or defease the remaining outstanding 1997 Convertible Subordinated Notes; provided, that the Borrower may not repurchase, redeem or defease such Convertible Subordinated Debentures at any time when the Consolidated Leverage Ratio is or, after giving effect to such repurchase, redemption or defeasance would be greater than 3.75 and (ii) at any time when the aggregate principal amount of the remaining outstanding Dawson Notes is $7,500,000 or less and no Default or Event of Default has occurred and is continuing, the Borrower may repurchase, redeem, defease or otherwise prepay such Dawson Notes; provided that any premium or other additional compensation to be paid in connection therewith is on terms reasonably acceptable to the Administrative Agent.

                     SECTION 4.22 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower) unless such transaction (a) is otherwise permitted under this Agreement, and (b) is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that any such transaction involving more than $5,000,000 must be approved by a majority of the disinterested members of the Borrower's Board of Directors.

                     SECTION 4.23 LIMITATION ON SALES AND LEASEBACKS. Prior to the Stepdown Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, if, after giving effect thereto, the amount of all indebtedness attributable to transactions consummated pursuant to this Section 4.23, plus the amount of Indebtedness outstanding pursuant to clause (d), (g) and (j) of Section 4.13, would exceed $15,000,000.

                     SECTION 4.24 LIMITATION ON NEGATIVE PLEDGE CLAUSES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into with any Person any agreement, other than (a) this Agreement, the Credit Facility, the Dawson Indenture and the other Loan Documents and (b) any industrial revenue bonds, purchase money Liens or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                     SECTION 4.25 LIMITATION ON LINES OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto including any business in the oil and gas well service industry; provided, that Odessa shall not engage in any business, except for those businesses in which it is engaged on the date of this Agreement.

                     SECTION 4.26 LIMITATION ON CONSOLIDATED LEASE EXPENSE. Prior to the Stepdown Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, permit Consolidated Lease Expense for any fiscal year of the Borrower and its Subsidiaries to exceed $20,000,000.

                     SECTION 4.27 CHANGE OF CONTROL.

                     (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Loans pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a prepayment price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of prepayment (collectively, the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures set forth below. Prior to the prepayment of any Loans in a Change of Control Offer, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Indebtedness under the Credit Facility or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the prepayment of such Loans pursuant to this Section 4.27.

                     (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Register. The Change of Control Offer shall remain open from the time of mailing until 5 Business Days prior to the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.1(a) and (b). The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

                     (c) On the Change of Control Payment Date, the Borrower shall (i) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer, (ii) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Notes equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Notes surrendered, if any. The Borrower will notify the remaining

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Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                     SECTION 4.28 POST-CLOSING ACTIONS.

                     (a) VEHICLES.

                     (i) Within 30 days after the Closing Date, unless the Merger Date has occurred, deliver to the Collateral Agent each document (including, without limitation, any certificates of title) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on all of the Vehicles listed on Schedule 4.28(a)(i) covered by a certificate to title, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 4.14), which documents shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                     (ii) By November 17, 1998, unless the Merger Date has occurred, deliver to the Collateral Agent each document (including, without limitation, any certificates of title) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on all of the Vehicles listed on Schedule 4.28(a)(ii) covered by a certificate of title, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 4.14), which documents shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof, is so required or requested.

                     (b) PLEDGED SECURITIES; STOCK POWERS. (i) If the Capital Stock of Transportes is certificated and possession of such certificate is required in order to create a duly perfected Lien on such Capital Stock under Argentine law, the Collateral Agent shall have received within 150 days of the Closing Date, unless the Merger Date has occurred, 65% of the Capital Stock of Transportes, pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                     (ii) The Collateral Agent shall, have received within 150 days of the Closing Date an additional 2% of the Capital Stock of Servicios, pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                     SECTION 4.29 LIMITATION ON CHANGE OF FISCAL YEAR. The Borrower shall not permit the fiscal year of the Borrower to change more than once during the lifetime of this Agreement; provided, that such change is to a fiscal year ending the next December 31 after such change.

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                                    ARTICLE V

                                   CONDITIONS

                     The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties of the Borrower and each of the Guarantors in Article III and the representations and warranties of the Borrower and such Guarantor, as the case may be, in the Credit Facility being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower and such Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

                     SECTION 5.1 CORPORATE AND OTHER PROCEEDINGS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

                     (a) a certified copy of the Borrower's and each of the Guarantor's charter[s], in each case together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower and each Guarantor issued by the appropriate government officials of the respective jurisdiction of its formation and of each jurisdiction in which the Borrower or such Guarantor owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                     (b) a copy of the Borrower's and each of the Guarantor's bylaws, in each case certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries;

                     (c) resolutions of the Borrower's and each of the Guarantor's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower or such Guarantor in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Notes, the Securities and the consummation of the Transactions, each certified as of the Closing Date by its respective Secretary or one of its Assistant
Secretaries as being in full force and effect without modification or amendment;

                     (d) signature and incumbency certificates of the Borrower's and each of the Guarantor's Officers executing this Agreement and the Notes and any other documents executed in connection therewith;

                     (e) executed copies of this Agreement and the Notes, drawn to the order of the Lenders;

                     (f) an Officers' Certificate from the Borrower and each of the Guarantors in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties in Article III and the representations and warranties of the Borrower or such Guarantor, as the case may be, in the Credit Facility are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower or such Guarantor, as the case may be, has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions

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
have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

                     (g) true and correct copies of the final form of each of:
(i) the Acquisition Agreement, which shall not have been amended from the version previously given to the Lenders; and (ii) the Credit Facility, which shall be satisfactory in form and substance to each of the Lenders;

                     (h) true and correct copies of each of the other Transaction Documents, each of which shall be satisfactory in form and substance to each of the Lenders;

                     (i) a copy of all closing documents relating to the Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Administrative Agent may reasonably request;

                     (j) a copy of all closing documents relating to the Credit Facility and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Administrative Agent may reasonably request;

                     (k) a copy of all closing documents relating to the other Transactions and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Administrative Agent may reasonably request; and

                     (l) all authorizations, consents and approvals required by Section 5.14.

                     SECTION 5.2 CONCURRENT TRANSACTIONS. Either prior to or concurrently with the making of the Bridge Loans by the Lenders:

                     (a) the Borrower shall purchase at the closing of the Tender Offer the greater of (i) a majority of shares of Dawson and (ii) such number of shares as is sufficient number of shares to cause the Acquisition to occur;

                     (b) all conditions precedent to borrowings under the Credit Facility shall have been satisfied or, with the prior approval of the Administrative Agent, waived, and the Borrower shall borrow funds under the Credit Facility, which, together with the proceeds of the Bridge Loans, will be sufficient to consummate the Tender Offer and pay all related fees and expenses;

                     (c) the terms and conditions of the Tender Offer and the Acquisition Agreement shall not have been modified in a way which is not satisfactory to the Lenders;

                     (d) there shall be available under the Credit Facility sufficient amounts to fund the Dawson Change of Control in its entirety and to pay the other unfunded amounts required in connection with the Acquisition;

                     (e) there shall not exist (pro forma for the Acquisition and the financing thereof) any Default or Event of Default, any default or event of default under the Credit Facility, or under any other material indebtedness or agreement of the Borrower, Dawson or their respective Subsidiaries;

                     (f) the capitalization and corporate and ownership structure of the Borrower before and after the Acquisition and the financing thereof shall be satisfactory to the Lenders in all respects; and

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
                     (g) except as otherwise permitted by Section 4.13, the Borrower and Dawson shall not have any outstanding debt other than the Dawson Notes, the Credit Facility and the $216 million in aggregate principal amount of the 1997 Convertible Subordinated Notes and the $4.6 million in aggregate principal amount of the Convertible Subordinated Debentures.

                     SECTION 5.3 NO MATERIAL LOSS. Neither the Borrower nor any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or is reasonably likely to have a Material Adverse Effect.

                     SECTION 5.4 NO EVENT OF DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the Transactions that would constitute an Event of Default.

                     SECTION 5.5 NO CHANGES IN FINANCIAL MARKETS. There shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the SEC, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been any escalation in hostilities involving the United States or there shall have been declared a national emergency or war by the United States, (iv) a disruption or adverse change in the financial or capital markets generally, in the market for new issues of high yield debt or equity securities in particular or (v) a material adverse change in the general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of Majority Lenders, impracticable or inadvisable to proceed with the funding of the Bridge Loans on the Closing Date.

                     SECTION 5.6 ENVIRONMENTAL REPORTS. The Administrative Agent shall have received environmental reports reasonably satisfactory to it with respect to real property owned or leased by the Borrower, any of its Subsidiaries or Dawson and their respective operations from a firm satisfactory to the Administrative Agent, in its sole discretion, and the Administrative Agent shall be satisfied with the results of such reports, in its sole discretion. The Administrative Agent shall have received a copy of the Borrower's environmental compliance manual developed and implemented by the Borrower to promote compliance with and to minimize prudently any liabilities or potential liabilities under any Environmental Law that may affect the Borrower or any of its Domestic Subsidiaries (the "ENVIRONMENTAL PROGRAM").

                     SECTION 5.7 ESCROW AGREEMENT. The Borrower, each of the Guarantors and the Escrow Agent shall have entered into the Escrow Agreement and a fully executed copy of the Escrow Agreement shall have been delivered to each of the Lenders.

                     SECTION 5.8 EXCHANGE NOTES. The Borrower, each of the Guarantors and the Exchange Note Trustee shall have entered into the Exchange
Note Indenture and a fully executed copy of the Exchange Note Indenture shall have been delivered to the Escrow Agent. Executed global Exchange Notes shall have been issued by the Borrower into escrow and delivered to the Escrow Agent as contemplated by the Escrow Agreement.

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                     SECTION 5.9 ESCROW OF SECURITIES. The Borrower shall have
issued the Securities into escrow and delivered the Securities to the Escrow Agent as contemplated by the Escrow Agreement.

                     SECTION 5.10 DELIVERY OF OPINIONS. The Administrative Agent shall have received originally executed copies of the following legal opinions:

                     (a) the legal opinion of Jack D. Loftis, Jr., Esq., general counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent;

                     (b) the legal opinion of Porter & Hedges, L.L.P. counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent; and

                     (c) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent.

Each such legal opinion shall be in form and substance reasonably satisfactory to the Lenders and shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require.

                     SECTION 5.11 SOLVENCY. The Administrative Agent shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries and Excluded Subsidiaries considered as a whole after giving effect to the Acquisition and the other transactions contemplated hereby (assuming the purchase of 100% of the common equity of Dawson) and the consummation of all acquisitions to be made by the Borrower, any Subsidiary of the Borrower or any Excluded Subsidiary and scheduled to close on or prior to October 31, 1998.

                     SECTION 5.12 PAYMENT OF FEES. On or before the Closing Date, the Borrower shall have paid to the Lenders and their Affiliates the fees payable on the Closing Date pursuant to Section 2.12.

                     SECTION 5.13 NO BREACH UNDER ENGAGEMENT LETTER, COMMITMENT LETTER OR FEE LETTER. Neither the Borrower nor any Guarantor shall be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect.

                     SECTION 5.14 CONSENTS AND APPROVALS. On or before the Closing Date, all governmental, shareholder and third-party consents (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and approvals necessary or desirable in connection with the Transactions and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transactions or such other transactions or that could seek or threaten any of the foregoing.

                     SECTION 5.15 MARGIN REGULATIONS. The making of the Bridge Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board or any other regulation of the Board.

                     SECTION 5.16 SATISFACTORY FINANCIAL STATEMENTS. The Administrative Agent shall have received and, in each case, approved all audited and unaudited historical financial statements of the Borrower,

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the Guarantors and Dawson and all completed, probable and pending acquisitions
(including pro forma financial statements) meeting the requirements of Regulation S-X under the Securities Act applicable to a Registration Statement on Form S-1.

                     SECTION 5.17 REPAYMENT OF INDEBTEDNESS. On or before the Closing Date, all existing Indebtedness listed on SCHEDULE 5.18 of the Borrower and its Subsidiaries shall be repaid in full and all commitments thereunder shall be terminated.

                     SECTION 5.18 CONCURRENCE WITH ASSUMPTIONS. The Lenders shall have concurred (in their sole discretion) with the operating and financial assumptions used in preparing the combined pro forma historical and projected performance of the Borrower after giving effect to the Acquisition.

                     SECTION 5.19 ABSENCE OF CERTAIN CHANGES. No material adverse change in the consolidated financial condition, results of operations, business, assets, liabilities, management, prospects or value of the Borrower or Dawson (including any event which, in the opinion of the Lenders, is likely to result in such a material adverse change) shall have occurred since the date of the most recent audited financial statements that have been delivered to the Lenders as of the date hereof as to make it, in the reasonable judgment of the Administrative Agent, impractical or inadvisable to proceed with the funding of the Loans on the Closing Date pursuant to the terms contemplated herein. No material inaccuracy in such financial statements shall exist. The Borrower and Dawson shall have no material liabilities except (i) those set forth on the most recent audited balance sheets of such entities provided to the Lenders as of the date hereof and (ii) those incurred in the ordinary course of business (and consistent with past practice) since such date.

                     SECTION 5.20 NET CAPITAL. There shall not have occurred any change in law or regulation (or interpretation thereof) that could result in any Lender's commitment to provide, or any Lender's providing, the financing contemplated by this Agreement being a charge to the net capital of such Lender's parent or affiliate.

                     SECTION 5.21 BUSINESS PLAN. The Administrative Agent shall have received the following:

                     (a) a satisfactory business plan for the Borrower and its Subsidiaries (including the Subsidiaries of Dawson) for the six fiscal years following the Closing Date;

                     (b) a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries (including the Subsidiaries of Dawson) for the period from the Closing Date through the final maturity of the Term Loans; and

                     (c) satisfactory pro forma projected balance sheets of the Borrower and its Subsidiaries (including the Subsidiaries of Dawson) as at the last day of each of the six fiscal years of the Borrower following the Merger Date, and the related consolidated statements of projected income, retained earnings and cash flows for such fiscal years (including the assumptions used in preparing such statements).

                     SECTION 5.22 TERMINATION OF ENGAGEMENT LETTER. The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent in its sole discretion, that the Engagement Letter dated May 8, 1998 between the Borrower and Bear, Stearns & Co. Inc. has been terminated.

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                     SECTION 5.23 FILINGS, REGISTRATIONS AND RECORDINGS. Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, a perfected Lien on all Collateral, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 4.14), shall have been filed or be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, other than those documents required to be filed, registered or recorded after the Closing Date pursuant to Section 4.28.

                                   ARTICLE VI

                              TRANSFER OF THE LOANS

                     SECTION 6.1 TRANSFER OF THE NOTES.

                     (a) ASSIGNMENT BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement without the consent of the Borrower, any Guarantor or any other Lender, but in compliance with all applicable laws; provided, however, that no interest in any Loans may be sold, assigned or otherwise transferred except with the prior consent of the Administrative Agent (which consent shall not unreasonably be withheld or delayed). Except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless the Borrower otherwise consents. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. Upon recording thereof pursuant to Section 6.3, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.7, 2.10 and 2.11 and Article XII). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
Section 6.1(a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
Section 6.1(b).

                     (b) PARTICIPATIONS. Any Lender may, without the consent of any Person, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement, but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Guarantors and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Transaction Documents and to approve any amendment, modification or waiver of any provision of the Transaction Documents, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 14.3(b) that affects such Participant. The Borrower

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agrees that each Participant shall be entitled to the benefits of Sections 2.7,
2.10 and 2.11 and Article XII to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 6.1(a); provided that, in the case of Section 2.10(g), such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                     SECTION 6.2 REGISTRATION OF TRANSFER OR EXCHANGE. Against receipt of evidence of cancellation, discharge or surrender of any Notes by a Lender for registration of transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Notes or Notes of the same aggregate tenor and principal amount, registered in such names and in such denominations as such Lender may request. The Borrower will pay any stamp tax or governmental charge imposed in respect of any such transfer.

                     SECTION 6.3 REGISTER. The Administrative Agent shall keep a copy of each Assignment and Acceptance delivered to it and maintain a register of the names and addresses of each Lender and the principal amount of the Loans owing to it pursuant to the terms hereof from time to time (the "REGISTER"). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment by the assigning Lender or the Assignee to the Administrative Agent of a registration and processing fee of $3,500 (provided that no such payment shall be required with respect to assignments involving Lehman Commercial Paper Inc. as assignor or assignee), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 6.3. Within ten (10) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the applicable Lenders one or more new Notes. The entries in the Register shall be rebuttably presumed to be correct, absent manifest error, and the Administrative Agent, the Arranger, the Borrower, the Guarantors and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                     SECTION 7.1 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

                     (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

                     (b) Any representation or warranty made or deemed made by the Borrower or any other Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                                       65
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                     (c) The Borrower or any other Guarantor shall default in
the observance or performance of any agreement contained in Section 4.12 through
Section 4.26, inclusive; or

                     (d) The Borrower or any other Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of 30 days; or

                     (e) The Borrower or any of its Subsidiaries shall (1) prior to the Merger Date (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
(ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness of the Borrower and its Subsidiaries the outstanding principal amount of which exceeds in the aggregate $5,000,000 or (2) on and after the Merger Date, default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000; or

                     (f) (i) The Borrower or any of its Subsidiaries (other than Servicios) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries (other than Servicios) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Servicios) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Servicios) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries (other than Servicios) shall take any action in

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furtherance of; or indicating its consent to, approval of; or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (other than Servicios) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                     (g) Prior to the Merger Date, (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Guarantor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Guarantor or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

                     (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries (other than Servicios) involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                     (i) Prior to the Merger Date, any of the Collateral Documents shall cease, for any reason, to be in full force and effect, or any Guarantor or any Affiliate of any Guarantor shall so assert, or any material Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                     (j) The Merger shall fail to be consummated within 150 days after the Closing Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken; with the consent of Majority Lender, the Administrative Agent may, or upon the request of Majority Lenders; the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                     In addition to the foregoing, if the Borrower fails to comply with the provisions of Section 8.1(b) in any material respect after a Request, then the Lenders shall be entitled to unilaterally amend the provisions of this Agreement and the other Loan Documents relating to interest rate, optional redemption, maturity, warrants and registration rights so as to reflect the terms of the Permanent Securities that would have been issued in accordance with Section 8.1(b) had the Borrower complied therewith.

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                     SECTION 7.2 RIGHTS AND REMEDIES CUMULATIVE. No right or
remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

                     SECTION 7.3 DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

                     SECTION 7.4 WAIVER OF PAST DEFAULTS. Subject to Section 14.3, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                     SECTION 7.5 RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement but subject to the provisions of Article X, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII

                              PERMANENT SECURITIES

                     SECTION 8.1 PERMANENT SECURITIES.

                     (a) The Borrower and each of the Guarantors shall do all things required in the reasonable opinion of the Arranger in connection with the sale of the Permanent Securities, including, but not limited to (i) no later than 30 days following the Closing Date, commencing the preparation of a Rule 144A offering memorandum or registration statement under the Securities Act with respect to the Permanent Securities, and other documentation (including an indenture and registration rights agreement), all as deemed necessary by the Arranger in its sole discretion, to effect the offering of Permanent Securities,
(ii) no later than 90 days following the Closing Date, delivering to the Arranger such unaudited consolidated and pro forma financial information, projections as to future operations and such other financial information relating to the Borrower and Dawson and their respective businesses and any probable or recently completed acquisition as may be reasonably requested by the Arranger, (iii) no later than 150 days following the Closing Date, finalizing the Offering Documents in form and substance reasonably satisfactory to the Arranger, in its sole discretion, including, if applicable, filings of a registration statement under the Securities Act, (iv) no later than 150 days following the Closing Date, making appropriate Officers of the Borrower and its Subsidiaries (including, without limitation, Dawson) available to the Arranger for meetings with rating agencies and prospective purchasers of the Permanent Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities and (v) executing an underwriting or purchase agreement substantially in the form of the Arranger's standard underwriting or purchase agreement, as the case may be, modified as appropriate to reflect the terms of the transactions

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contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort letters, and Officers' Certificates, all in form and substance reasonably satisfactory to the Arranger and its counsel, as well as such other terms and conditions as the Arranger and their counsel may in their reasonable discretion consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions. The proceeds from the issuance of the Permanent Securities shall be used to prepay the Loans pursuant to Section 2.5.

                     (b) The Borrower and each Guarantor agrees that as soon as practicable following the request (a "REQUEST") from the Arranger made at any time after the date that is 180 days after Closing Date, the Borrower will issue and sell Permanent Securities upon such terms and conditions as may be specified in such Request, provided that (i) subject to clause (iii) of the definition of "Permanent Securities," the interest rate thereon (whether floating or fixed) shall be determined by the Arranger after consultation with the Company, in light of the then prevailing market conditions but in no event shall the interest rate on the Permanent Securities exceed the Maximum Yield as defined in the Fee Letter; (ii) the Arranger, in their reasonable discretion after consultation with the Borrower, shall determine whether the Permanent Securities shall be issued through a public offering or a private placement and, if issued in a private placement, whether the Permanent Securities will be accompanied by customary registration rights; (iii) the aggregate principal amount of Permanent Securities to be issued shall be in gross proceeds at least equal to $150,000,000; and (iv) subject in all respects to the definition of "Permanent Securities," all other arrangements with respect to the Permanent Securities shall be reasonably satisfactory in all respects to the Arranger, the Borrower and the Guarantors in light of the then prevailing market conditions.

                     SECTION 8.2 ESCROWED WARRANTS. If (and only if) it shall be determined by the Arranger based upon the prevailing market conditions that it is necessary to sell the Permanent Securities with an equity component, the Arranger may, in accordance with applicable law, sell all or any portion of the Escrowed Warrants to the purchasers of the Permanent Securities in such amount as is necessary in order for the Borrower to issue any Permanent Securities.

                                   ARTICLE IX

                                   TERMINATION

                     SECTION 9.1 TERMINATION. If no Loans have been funded hereunder, the Lenders, by notice to the Borrower, may terminate this Agreement at any time after the earlier of (i) the termination of the Acquisition Agreement, (ii) the payment for the Tender Offer and (iii) 5:00 p.m., New York City time, on December 31, 1998.

                     SECTION 9.2 SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower and the Guarantors to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 13.1 and the Engagement Letter and (ii) the indemnity provisions contained in Article XII shall, in each case, remain operative and in full force and effect.

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                                    ARTICLE X

                                  SUBORDINATION

                     SECTION 10.1 AGREEMENT TO SUBORDINATE. The Borrower and the Guarantors agree, and each Lender agrees, that, from and after the Merger Date, the Loans and the Indebtedness evidenced by the Notes, after the Merger Date, shall be subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. Prior to the Merger Date, the Loans are not subordinated and the remainder of this
Article X shall be of no force and effect. Notwithstanding the provisions of
Article X hereof, (i) the Borrower shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to any guarantees of Senior Debt and senior in any respect in right of payment to the Guarantees.

                     SECTION 10.2 CERTAIN DEFINITIONS.

                     "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25,000,000 or more and that has been designated by the Borrower as "Designated Senior Debt."

                     "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Borrower or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Loans are subordinated to Senior Debt pursuant to this Agreement.

                     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt. "SENIOR DEBT" means (i) all Indebtedness under the Credit Facility, whether outstanding on the date hereof or thereafter incurred, and all Hedging Obligations with respect thereto,
(ii) any other Indebtedness that is permitted to be incurred by the Borrower pursuant to this Agreement unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (iii) all Senior Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of the Borrower to any of its Subsidiaries or other Affiliates, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Agreement.

                     "SENIOR OBLIGATIONS" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing any Senior Debt or in respect thereto.

                     A distribution may consist of cash, securities or other property, by set-off or otherwise.

                     SECTION 10.3 LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower or the Guarantors in a liquidation or dissolution of the Borrower or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or such

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Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of the Borrower's or such Guarantor's assets and liabilities:

                                (1) holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Obligations due in respect of such Senior Debt (including interest after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) before any Lender shall be entitled to receive any payment with respect to its Loan (except that Lenders may receive Permitted Junior Securities); and

                                (2) until all Senior Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash, any distribution to which Lenders would be entitled but for this Article X shall be made to holders of Senior Debt (except that Lenders may receive Permitted Junior Securities), as their interests may appear.

                     SECTION 10.4 DEFAULT ON DESIGNATED SENIOR DEBT. The Borrower and the Guarantors may not make any payment or distribution to the Administrative Agent or any Lender in respect of any Obligations and may not acquire from the Administrative Agent or any Lender any Loans for cash or property (other than Permitted Junior Securities) until all principal and other Senior Obligations with respect to the Senior Debt have been paid in full in cash if:

                                (i) a default in the payment of any principal or other Senior Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                                (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section
           10.12 hereof. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.4 unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

                     The Borrower and the Guarantors may and shall resume payments on and distributions in respect of the Loans and may acquire them upon the earlier of:

                     (1) the date upon which the default is cured or waived by written notice to the Administrative Agent and the Borrower from the Person or Persons who gave such Payment Blockage Notice and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded by written noticed to the Administrative Agent and the Borrower, or

                     (2) in the case of a default referred to in Section 10.4(ii) hereof, 179 days pass after

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           notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                     SECTION 10.5 ACCELERATION OF LOANS. If payment of the Loans is accelerated because of an Event of Default, the Borrower shall promptly notify holders of Designated Senior Debt of the acceleration. If any Designated Senior Debt is outstanding, the Borrower may not pay the Loans until five Business Days after the Representative of the Designated Senior Debt receives notice of such acceleration and, thereafter, may pay the Loans only if this
Article X otherwise permits the payment at that time.

                     SECTION 10.6 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment of any Senior Obligations at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by Article X hereof, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                     With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of Lenders, the Borrower, the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Administrative Agent.

                     SECTION 10.7 NOTICE BY THE BORROWER. The Borrower and the Guarantors shall promptly notify the Administrative Agent of any facts known to the Borrower or any Guarantor that would cause a payment of any Senior Obligations with respect to the Loans to violate this Article X, but failure to give such notice shall not affect the subordination of the Loans to the Senior Debt as provided in this Article X.

                     SECTION 10.8 SUBROGATION. After all Senior Debt is paid in full in cash and until the Loans are paid in full, the Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Loans) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the other hand, a payment by the Borrower and the Guarantors on the Loan.

                     SECTION 10.9 RELATIVE RIGHTS. This Article X defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall:

                     (a) impair, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the

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other hand, the obligation of the Borrower and the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Loans in accordance with their terms;

                     (b) affect the relative rights of the Lenders and creditors of the Borrower and the Guarantors other than their rights in relation to holders of Senior Debt; or

                     (c) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Lenders.

                     If the Borrower and the Guarantors fail because of this
Article X to pay principal of or interest on a Loan on the due date, the failure is still a Default or Event of Default.

                     SECTION 10.10 SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER AND THE GUARANTORS. No right of any holder of Senior Debt to enforce the subordination of the Loans and the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Borrower and the Guarantors or any Lender or by the failure of the Borrower and the Guarantors or any Lender to comply with this Agreement.

                     SECTION 10.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                     Upon any payment or distribution of assets of the Borrower or any Guarantor referred to in this Article X, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Borrower and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

                     SECTION 10.12 RIGHTS OF ADMINISTRATIVE AGENT. Notwithstanding the provisions of this Article X or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Loans, unless the Administrative Agent shall have received at the address set forth in Section 14.2 hereof at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Loans to violate this Article X. Only the Borrower or a Representative may give the notice.

                     The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any agent may do the same with like rights.

                     SECTION 10.13 AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

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                     SECTION 10.14 AMENDMENTS. The provisions of this Article X and Section 14.3 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE XI

                                    GUARANTEE

                     SECTION 11.1 THE GUARANTEE.

                     (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest, fees and premium (if any) on the Loans and the Notes, and the full and punctual payment of all other Obligations of the Borrower under this Agreement, the Notes and the other Loan Documents when due, including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Law (collectively, the "GUARANTEED OBLIGATIONS"). Each Guarantor understands, agrees and confirms that each of the Lenders may enforce this Guarantee up to the full amount guaranteed by each Guarantor hereunder against each Guarantor without proceeding against any other obligor or against any security for the Guaranteed Obligations. All payments made by each Guarantor under this Guarantee shall be paid at the place and in the manner specified in Section
2.9. Each Guarantor agrees that this is a continuing Guarantee of payment and not merely a Guarantee of collection.

                     (b) The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement, the Notes or any other Loan Document, by operation of law or otherwise;

                     (ii) any modification or amendment of or supplement to this Agreement, the Notes or any of the other Loan Documents;

                     (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other Person's guarantee of, any of the Guaranteed Obligations;

                     (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in the Loan Documents;

                     (v) the existence of any claim, set-off or other rights which any obligor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                     (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Notes or any other Loan Document, or any provision of

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
           applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, premium or fees on the Loans or any other amount payable by the Borrower under this Agreement, the Notes or any of the other Loan Documents; or

                     (vii) any other act or omission to act or delay of any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guaranteed Obligations hereunder.

                     (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or another obligor, protest, notice and all demands whatsoever and covenants that, subject to this Article XI, this Guarantee shall not be discharged except by complete payment and performance of all Guaranteed Obligations.

                     (d) If any Lender is required by any court or otherwise to return to the Borrower or any Guarantor, or any Custodian for the Borrower or any of the other obligors or their respective assets, any amount paid to any Lender, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

                     (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 7.1 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 7.1, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                     SECTION 11.2 SUBORDINATION OF GUARANTEE. The obligations of each Guarantor under its Guarantee pursuant to this Article XI shall be junior and subordinated to the Senior Obligations of such Guarantor under the Credit Facility on the same basis as the Loans are junior and subordinated to Senior Debt of the Borrower under the Credit Facility.

                     SECTION 11.3 LIMITATION ON LIABILITY. Each Guarantor and, by its acceptance of any Notes, each Lender, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the Obligations of each Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

                     SECTION 11.4 STAY OF ACCELERATION. In the event that acceleration of the time for payment of any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Notes shall nonetheless by payable by the Guarantors forthwith on demand by any Lender.

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
                     SECTION 11.5 RELEASE OF GUARANTORS. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement, including without limitation Section 2.5. Upon delivery by the Borrower to the Administrative Agent of an Officers' Certificate to the effect that such sale or other disposition was made by the Borrower in accordance with the applicable provisions of this Agreement, including without limitation Section 2.5, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Guarantee.

                     Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Loans and for the other obligations of any Guarantor under this Agreement as provided in this Article XI.

                     SECTION 11.6 LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS. The Borrower shall not permit any Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any Indebtedness of the Borrower under the Credit Facility unless such Subsidiary simultaneously agrees to Guarantee the payment of the Notes, which Guarantee shall be pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness prior to the Merger Date and on a senior subordinated basis after the Merger Date. The Borrower shall cause each such Subsidiary to execute and deliver to the Administrative Agent such documents as the Administrative Agent shall reasonable request to evidence such Subsidiary's Guarantee. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Agreement.

                                   ARTICLE XII

                                    INDEMNITY

                     SECTION 12.1 INDEMNIFICATION. The Borrower and each Guarantor (each, an "INDEMNIFYING PARTY" and, collectively, the "INDEMNIFYING PARTIES") jointly and severally agree to indemnify and hold harmless each Lender, the Arranger and the Administrative Agent and their respective controlling persons and Affected Parties and each director, officer, employee, affiliate, advisor, counsel and agent thereof (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several (but not consequential damages), to which any Indemnified Party may become subject relating to or arising out of or in connection with the transactions contemplated by this Agreement (including the use of the proceeds of the Loans) or any related transaction (including the Acquisition), and to reimburse each Indemnified Party, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof, including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened) to which the Indemnifying Parties shall have consented in writing (such consent not to be unreasonably withheld) whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the indemnity contained in this
Section 12.1 will not apply to any Indemnified Party

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
with respect to losses, claims, damages, liabilities or related expenses arising from the willful misconduct or gross negligence of such Indemnified Party.

                     SECTION 12.2 INDEMNITY NOT AVAILABLE. If indemnification were for reason of public policy not to be available, the Indemnifying Parties, on the one hand, and the Lenders, on the other hand, agree to contribute (in proportion to their respective Commitments in the case of the Lenders) to the losses, claims, damages, liabilities or expenses (or any investigation, claim, litigation, proceeding or other action (collectively, an "ACTION") in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Parties, on the one hand, and the Lenders, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). The Borrower and each Guarantor agree that for the purposes of this Section 12.2 the relative benefits to the Borrower and its Subsidiaries on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Loans and the other transactions contemplated by any of the Loan Documents in any way relating to any Loan, including the use of the proceeds of the Loans shall be deemed to be in the same proportion that the proceeds of all Loans made or to be made to the Borrower bears to the interest and fees paid or to be paid to the Lenders in connection with the Loans; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to the Lenders in connection with the Loans. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

                     SECTION 12.3 SETTLEMENT OF CLAIMS. The Borrower and each Guarantor agree that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under Section 12.1 or 12.2 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

                     SECTION 12.4 APPEARANCE EXPENSES. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower, any Guarantor or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

                     SECTION 12.5 INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law):

                     (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party arising out of or under this Agreement or any of the other Loan Documents) and (ii) Taxes, Other Taxes and any taxes, levies, imposts, deductions, charges or withholding specifically excluded under Section 2.10(a);

                     (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower and the Guarantors held by, credit to the Borrower and the Guarantors extended by, deposits of the Borrower and the Guarantors with or for the account of, or other acquisition of funds of the Borrower and the Guarantors by, any Affected Party;

                     (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

                     (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Parties hereby jointly and severally agree to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Indemnifying Parties 15 days after such notice is given.

                     SECTION 12.6 SURVIVAL OF INDEMNIFICATION. The provisions contained in this Article XII shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

                     SECTION 12.7 LIABILITY NOT EXCLUSIVE; PAYMENTS. The agreements of each Indemnifying Party in this Article XII shall be in addition to any liability that each may otherwise have. All amounts due under this
Article XII shall be payable as incurred upon written demand therefor.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

                     SECTION 13.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative

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
Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                     SECTION 13.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                     SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

                     SECTION 13.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Notes, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Notes as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                     SECTION 13.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such


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
Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                     SECTION 13.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                     SECTION 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

                     SECTION 13.8 ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Notes issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and

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
the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                     SECTION 13.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                     SECTION 13.10 LIMITATION OF DUTIES. Except as expressly set forth herein, the Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

                     SECTION 13.11 ADMINISTRATIVE AGENT FEE. The Borrower shall pay the Administrative Agent such fees at such times as set forth in a letter agreement between the Borrower and the Administrative Agent. Such fees shall be subordinated in right of payment to the prior payment of amounts outstanding under the Credit Facility.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                     SECTION 14.1 EXPENSES; DOCUMENTARY TAXES. The Borrower and the Guarantors hereby jointly and severally agree to pay (a) all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of legal counsel to the Lenders in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof. The Borrower and the Guarantors hereby jointly and severally agree to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

                     SECTION 14.2 NOTICES. All notices and other communications pertaining to this Agreement or any Notes shall be in writing and shall be delivered (a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by overnight courier, addressed as follows:

                               (i)     If to the Administrative Agent, to it at:

                                       Lehman Commercial Paper Inc.
                                       3 World Financial Center
                                       New York, New York  10285

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
                                       Attention:  Michael O'Brien
                                       Facsimile No.:  (212) 526-7691

                                       with a copy to:

                                       Latham & Watkins
                                       885 Third Avenue, Suite 1000
                                       New York, New York 10022
                                       Attention:  Raymond Y. Lin
                                       Facsimile No.:  (212) 751-4864

                               (ii) If to any Lender, to it at its address set forth on the signature pages hereto:

                               (iii) If to the Borrower or any Guarantor, to it at:

                                       Key Energy Group, Inc.
                                       Two Tower Center, Twentieth Floor
                                       East Brunswick, New Jersey  08816
                                       Attention:  Mr. Stephen E. McGregor
                                       Facsimile No.:  (732) 247-5148

                                       with a copy to:

                                       Michael P. Rogan, Esq.
                                       Skadden, Arps, Slate, Meagher & Flom
                                       LLP
                                       1440 New York Ave., N.W.
                                       Washington, D.C. 20005
                                       Facsimile No.:  (202) 393-5760

                                       and

                                       Porter & Hedges, L.L.P.
                                       700 Louisiana, 35th Floor
                                       Houston, Texas 77002
                                       Attention: William W. Wiggins, Esq.
                                       Facsimile: (713) 226-0227

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

                     SECTION 14.3 CONSENT TO AMENDMENTS AND WAIVERS.

                     (a) Subject to Section 10.14 and except as provided in
Section 14.3(b), this Agreement and the Notes may be amended or supplemented with the consent of the Borrower, each Guarantor and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Notes may be waived with the consent of the Majority Lenders. Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 14.3.

                     (b) Notwithstanding the provisions of Section 14.3(a), without the consent of each Lender


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directly affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of, or premium, fees or interest, if any, on the Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, premium, if any, or fees or interest on, the Loans, (vii) make any change to the provisions of Article VIII that would adversely affect the rights of any Lender, or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the provisions of Section 14.3(a), the provisions of Article XIII shall not be amended or supplemented without the consent of the Administrative Agent.

                     (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 14.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                     SECTION 14.4 PARTIES. This Agreement shall inure to the benefit of and be binding upon the Borrower, each Guarantor, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

                     SECTION 14.5 NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                     SECTION 14.6 REPLACEMENT NOTES. If any Notes becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Notes, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Notes.

                     SECTION 14.7 MARSHALLING; RECAPTURE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

                     SECTION 14.8 LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Guarantor or any other Person against the Administrative Agent, the Arranger or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                     SECTION 14.9 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                     SECTION 14.10 CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

                     SECTION 14.11 WAIVER OF IMMUNITY. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from:

                     (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or any Guarantor owns or leases property or assets or
(ii) the United States, the State of New York or any political subdivision thereof; or

                     (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

                     SECTION 14.12 FREEDOM OF CHOICE. The submission to the jurisdiction of the courts referred to in this Article XIV shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower or any Guarantor in the courts of any country in which the Borrower or such Guarantor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

                     SECTION 14.13 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders.

                     SECTION 14.14 MERGER. This Agreement, the Exchange Indenture, the Escrow Agreement and the other documents executed in connection therewith constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein.

                     SECTION 14.15 SEVERABILITY CLAUSE. In case any provision in this Agreement or any Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

                     SECTION 14.16 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Notes.

                     SECTION 14.17 CONFIDENTIALITY. Each of the Arranger, the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Documents; provided that nothing herein shall prevent the Arranger, the Administrative Agent or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any assignee of any Lender or any Participant (each, a "TRANSFEREE") or prospective Transferee which agrees to comply with the provisions of this Section 14.17, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Entity having jurisdiction over it, (e) in response to any order of any court or other Governmental Entity or as may otherwise be required pursuant to any statute, rule, law or regulation, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this
Section 14.17, (h) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                     SECTION 14.18 INTERCREDITOR AGREEMENT. Each Lender by its signature hereto or by its execution of an Assignment and Acceptance hereby authorizes and directs and ratifies the execution and delivery by the Administrative Agent of the Intercreditor Agreement and each Lender agrees to be bound by the provisions thereof and shall have the rights and obligations of a Lender under the Intercreditor Agreement as provided therein to the same extent as if such Lender was a party thereto.

                            [signature pages follow]

                     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            KEY ENERGY GROUP, INC.


                                            By:________________________________
                                                  Name:
                                                  Title:


                                            [Insert name and signature block for
                                            each Guarantor]


                                            By:________________________________
                                                  Name:
                                                  Title:


LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent


By:_______________________________
      Name:
      Title:


LEHMAN BROTHERS INC.,
as Arranger


By:_______________________________
      Name:
      Title:

LENDERS:

Commitment Amount:

$________________________
                                    LEHMAN COMMERCIAL PAPER INC.


                                    By: _______________________________,
                                          Name:
                                          Title:


                                    Wire Transfer Instructions


                                    Name of Bank: Bankers Trust Company
                                    Address:      4 Albany Street
                                                  New York, New York  10006


                                    ABA#:         021001033
                                    For the account of
                                             NYLTD Loan Services Onmibus Account

                                    Account No.:         01-422-898

                                    FOR FURTHER CREDIT TO LEHMAN COMMERCIAL
                                    PAPER INC.
                                    Reference:    LCPI Key Energy
                                    Attention:    Greg Maragni
                                    Telephone:    212-250-4398

                                    Fax:          212-250-6151

                                                                       EXHIBIT A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                     Reference is made to the Bridge Loan Agreement, dated as of September 14, 1998 (as amended, supplemented or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"), by and among Key Energy Group, Inc., a Maryland corporation (the "BORROWER"), the Guarantors party thereto, the Lenders party thereto, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

                     The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:

                     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in
Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Bridge Loan Agreement (the "ASSIGNED FACILITIES"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

                     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

                     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

                     4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

                     5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.2 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                     6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                     7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement.

                     8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor: ____________________________

Name of Assignee: ____________________________

Effective Date of Assignment: ___________________



Credit Facility Assigned    Principal              Commitment Percentage Assigned(1)
                            Commitment Amount
                            Assigned
                            $----------------             ----- . ---------%













--------------------
(1) Calculate the Commitment Percentage that is assigned at least 9 decimal places and show as a percentage of the aggregate commitment of all Lenders.

[Name of Assignee]                       [Name of Assignor]


By: _____________________________        By: ___________________________________
       Name                                              Name:
       Title:                                            Title:



Accepted:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent


By: _____________________________
      Name:
      Title:

                     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                         KEY ENERGY GROUP, INC
                                         By: /s/ STEPHEN E. MCGREGOR
                                             -----------------------
                                             Name:
                                             Title:

                                         GUARANTORS


                                         YALE E. KEY, INC.
                                         WELLTECH EASTERN, INC.
                                         KEY ENERGY DRILLING INC.
                                         KALKASKA OILFIELD SERVICES, INC.
                                         ODESSA EXPLORATION INCORPORATED
                                         WELL-CO OIL SERVICE, INC.
                                         PATRICK WELL SERVICE, INC.
                                         MOSLEY WELL SERVICE, INC.
                                         RAM OIL WELL SERVICE, INC.
                                         ROWLAND TRUCKING CO., INC.
                                         LANDMARK FISHING & RENTAL, INC.
                                         DUNBAR WELL SERVICE, INC.
                                         FRONTIER WELL SERVICE, INC.
                                         KEY ROCKY MOUNTAIN, INC.
                                         KEY FOUR CORNERS, INC.
                                         KEY ENERGY SERVICES-SOUTH TEXAS, INC.
                                         WELLTECH MID-CONTINENT, INC.
                                         BROOKS WELL SERVICING, INC.
                                         MIDLAND ACQUSITION CORP.
                                         UPDIKE BROTHERS, INC.
                                         J.W GIBSON WELL SERVICE COMPANY
                                         WATSON OILFIELD SERVICE & SUPPLY, INC.
                                         JETER SERVICE CO.
                                         JETER WELL SERVICE, INC.
                                         JETER TRANSPORTATION, INC.
                                         INDUSTRIAL OILFIELD SUPPLY, INC.




                                         By: /s/ STEPHEN E. MCGREGOR
                                             -----------------------
                                         Name:
                                         Title:

                                               of all the foregoing companies

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent




By: /s/ DENNIS DEE
    ----------------------------
    Name:
    Title:

LEHMAN BROTHERS INC.,
as Arranger




By: /s/ MICHAEL KONIGSBERG
    -----------------------------
    Name:
    Title:

LENDERS:

Commitment Amount:

$
 ------------------------                         LEHMAN COMMERCIAL PAPER INC.


                                                  By: /s/ DENNIS DEE         ,
                                                      ------------------------
                                                      Name:
                                                      Title:


                                                  Wire Transfer Instructions
                                                  Name of Bank:
                                                  Address:
                                                                --------------

ABA#:
     ----------------
For the account of
                  -----------------
Account No.:
            ------------------
FOR FURTHER CREDIT TO LEHMAN COMMERCIAL PAPER INC.
Reference:
Attention:
          ------
Telephone:
          ------